                                                                   Exhibit 10.81
                                                                   -------------


                                 LOAN AGREEMENT

                                   dated as of

                                November 2, 2001

                                      among

                   THCR MANAGEMENT SERVICES, LLC, as Borrower

                                       and
                        TCW Leveraged Income Trust, L.P.
                     TCW Leveraged Income Trust II, L.P. and
                      TCW Leveraged Income Trust IV, L.P.,
                                   as Lenders

                                TABLE OF CONTENTS

SECTION 1.       DEFINITIONS......................................................................................1
   1.1      Certain Defined Terms.................................................................................1
   1.2      Accounting Terms.....................................................................................15
   1.3      Other Definitional Provisions; Anniversaries.........................................................15

SECTION 2.       AMOUNT AND TERMS OF COMMITMENTS AND LOANS; NOTES................................................16
   2.1      Loans and Notes......................................................................................16
   2.2      Interest on the Loans................................................................................17
   2.3      Fees.................................................................................................17
   2.4      Prepayments and Reductions in the Commitments........................................................17
   2.5      Use of Proceeds......................................................................................21

SECTION 3.       CONDITIONS......................................................................................21
   3.1      Conditions Precedent to the Effectiveness of this Agreement..........................................21
   3.2      Conditions Precedent to All Loans....................................................................25

SECTION 4.       REPRESENTATIONS AND WARRANTIES..................................................................25
   4.1      Organization and Good Standing.......................................................................25
   4.2      Authorization and Power..............................................................................26
   4.3      No Conflicts or Consents.............................................................................26
   4.4      Enforceable Obligations..............................................................................26
   4.5      Properties; Liens....................................................................................26
   4.6      Financial Condition..................................................................................27
   4.7      Full Disclosure......................................................................................27
   4.8      No Default...........................................................................................28
   4.9      Compliance with Contracts, Etc.......................................................................28
   4.10     No Litigation........................................................................................28
   4.11     Use of Proceeds; Margin Stock, Etc...................................................................28
   4.12     Taxes................................................................................................28
   4.13     ERISA................................................................................................29
   4.14     Government Regulation................................................................................29
   4.15     Capital Structure....................................................................................29
   4.16     Intellectual Property................................................................................29
   4.17     Environmental Matters................................................................................30
   4.18     Permits..............................................................................................31
   4.19     Insurance............................................................................................32
   4.20     Labor Matters........................................................................................32
   4.21     Broker's or Finder's Fees............................................................................32

SECTION 5.       AFFIRMATIVE COVENANTS...........................................................................32
   5.1      Financial Statements and Other Reports...............................................................32
   5.2      Corporate Existence, Etc.............................................................................34
   5.3      Payment of Taxes and Claims; Tax Consolidation.......................................................34
   5.4      Maintenance of Properties; Insurance.................................................................35

   5.5      Inspection...........................................................................................35
   5.6      Compliance with Laws, Etc............................................................................35
   5.7      Maintenance of Accurate Records, Etc.................................................................35
   5.8      Permits..............................................................................................35
   5.9      ERISA Compliance.....................................................................................36
   5.10     Development Fee Reserve..............................................................................36

SECTION 6.       NEGATIVE COVENANTS..............................................................................36
   6.1      Indebtedness.........................................................................................36
   6.2      Liens................................................................................................36
   6.3      Restricted Payments..................................................................................37
   6.4      Restriction on Fundamental Changes...................................................................37
   6.5      Transactions with Shareholders and Affiliates........................................................37
   6.6      Business Activities; Future Collateral...............................................................37
   6.7      Amendments to Charter Documents......................................................................38
   6.8      Asset Sales..........................................................................................38
   6.9      Management Agreement and Development Agreement.......................................................38
   6.10     Bank Loan............................................................................................38

SECTION 7.       EVENTS OF DEFAULT...............................................................................38
   7.1      Failure To Make Payments When Due....................................................................38
   7.2      Default in Other Agreements..........................................................................39
   7.3      Breach of Certain Covenants..........................................................................39
   7.4      Breach of Warranty...................................................................................39
   7.5      Other Defaults Under This Agreement or Loan Documents................................................39
   7.6      Involuntary Bankruptcy; Appointment of Custodian, Etc................................................39
   7.7      Voluntary Bankruptcy; Appointment of Custodian, Etc..................................................39
   7.8      Judgments and Attachments............................................................................40
   7.9      Dissolution..........................................................................................40
   7.10     Guaranty.............................................................................................40
   7.11     Liens................................................................................................40
   7.12     ERISA Event..........................................................................................40
   7.13     Change of Control....................................................................................40
   7.14     Management Agreement Not Effective...................................................................40
   7.15     Termination of Management Agreement..................................................................41
   7.16     Failure to Have Permits..............................................................................41
   7.17     Management Agreement.................................................................................41
   7.18     Default Under Management Agreement...................................................................41
   7.19     Loss of License or Exemption.........................................................................41

SECTION 8.       intentionally omitted...........................................................................42

SECTION 9.       MISCELLANEOUS...................................................................................42
   9.1      Participations in and Assignments of Loans and Notes.................................................42
   9.2      Expenses.............................................................................................44
   9.3      Indemnity............................................................................................44
   9.4      Setoff...............................................................................................45

   9.5      Amendments and Waivers...............................................................................45
   9.6      Independence of Covenants............................................................................46
   9.7      Entirety.............................................................................................46
   9.8      Notices..............................................................................................46
   9.9      Survival of Warranties and Certain Agreements........................................................46
   9.10     Failure or Indulgence Not Waiver; Remedies Cumulative................................................46
   9.11     Severability.........................................................................................47
   9.12     Headings.............................................................................................47
   9.13     Applicable Law.......................................................................................47
   9.14     Successors and Assigns; Subsequent Holders of Notes..................................................47
   9.15     Counterparts; Effectiveness..........................................................................47
   9.16     Consent to Jurisdiction; Venue; Waiver of Jury Trial.................................................47
   9.17     Payments Pro Rata....................................................................................48
   9.18     Taxes................................................................................................49
   9.19     Waiver of Stay, Extension or Usury Laws..............................................................49
   9.20     Requirements of Law..................................................................................50
   9.21     Confidentiality......................................................................................50
   9.22     Register.............................................................................................50

SCHEDULES:
---------

Schedule 1      Commitment Percentages
----------
Schedule A      Options or Warrants
----------
Schedule B      Existing Indebtedness
----------
Schedule C      Environmental Matters
----------
Schedule D      Existing Liens
----------
Schedule E      Litigation
----------
Schedule F      ERISA
----------
Schedule G      Existing Investments
----------
Schedule H      Intellectual Property
----------
Schedule I      Permits
----------
Schedule J      Financial Matters
----------
Schedule K      Taxes
----------

EXHIBITS:
--------

Exhibit I-A     Form of Tranche A Note
Exhibit I-B     Form of Tranche B Note
Exhibit II      Form of Notice of Borrowing
Exhibit III     Form of Opinions
Exhibit IV      Form of Security Agreement
Exhibit V       Form of Guaranty
Exhibit VI      Form of Escrow and Securities Account Control Agreement
Exhibit VII     Form of Collateral Assignment and Security Agreement
Exhibit VIII    Form of Consent to Collateral Assignment

                                 LOAN AGREEMENT
                                 --------------

                  THIS LOAN AGREEMENT (this "Agreement") is dated as of November
                                             ---------
2, 2001, and entered into by and among THCR Management Services, LLC, a Delaware limited liability company (the "Borrower") and the Lenders named on the
                                --------
signature pages hereto and any Persons that become Lenders in accordance with
Section 9.1(a) (the "Lenders").
                     -------
                                    RECITALS

                  WHEREAS, the Borrower desires that the Lenders extend a senior secured credit facility to the Borrower on the terms and conditions contained herein.

                  NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereby agree as follows:

SECTION 1.  DEFINITIONS

   1.1 Certain Defined Terms. The following terms used in this Agreement shall
       ---------------------
have the following meanings:


                  "Affiliate" means, with respect to any Person, any other Person that, directly or indirectly, controls, is controlled by or is under common control with, such Person. For purposes of this definition, "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have correlative meanings. A direct or indirect owner of 10% or more of the equity securities of a Person shall be deemed to control such Person.

                  "Affiliate Transaction" has the meaning ascribed to such term in Section 6.5.

                  "Agreement" means this Loan Agreement dated as of November 2, 2001, as it may be amended, supplemented, restated or otherwise modified from time to time in accordance with the terms hereof.

                  "Amount of Unfunded Benefit Liabilities" means, with respect to any Pension Plan, (a) if set forth on the most recent actuarial valuation report with respect to such Pension Plan, the amount of unfunded benefit liabilities (as defined in Section 4001(a)(18) of ERISA) and (b) otherwise, the excess of (i) the greater of the current liability (as defined in Section 412(l)(7) of the Internal Revenue Code) or the actuarial present value of the accrued benefits with respect to such Pension Plan over (ii) the market value of the assets of such Pension Plan.

                  "Arranger" means Jefferies & Company, Inc.

                  "Asset Sale" means any direct or indirect sale, issuance, conveyance, transfer, lease, assignment or other transfer for value by the Borrower (including any Sale and Leaseback Transaction and any merger or consolidation) to any Person of any property or assets of the Borrower; provided, however, that Asset Sales shall not include (i) dispositions of used,
--------  -------
surplus
or worn out equipment in the ordinary course of business, or (ii) a disposition consisting of a Restricted Payment permitted under Section 6.3 hereof.

                  "Auditors" means either (a) a "Big 5" accounting firm or (b) an internationally recognized firm of independent public accountants selected by the Borrower and reasonably satisfactory to the Required Lenders.

                  "Bank Loan" means the Bank Loan Credit Agreement and all security documents, payment guaranty agreements, subordination agreements, pledge agreements, mortgages, notes and related documents and agreements entered into in connection therewith or related thereto.

                  "Bank Loan Credit Agreement" means that certain Loan Agreement dated as of October 17, 2001, by and among Twenty-Nine Palms Enterprises Corporation, the Tribe, the lenders referred to therein and First National Bank, as administrative agent.

                  "Bankruptcy Law" means Title 11 of the United States Code entitled "Bankruptcy", as now and hereafter in effect, or any successor statute or any other United States federal, state or local law or the Law of any other jurisdiction relating to bankruptcy, insolvency, winding up, liquidation, reorganization or relief of debtors, whether in effect on the date hereof or hereafter.

                  "Bankruptcy Order" means any court order made in a proceeding pursuant to or within the meaning of any Bankruptcy Law, containing an adjudication of bankruptcy or insolvency, or providing for liquidation, winding up, dissolution or reorganization, or appointing a custodian of a debtor or of all or any substantial part of a debtor's property, or providing for the staying, arrangement, adjustment or composition of indebtedness or other relief of a debtor.

                  "Board of Directors" means, as to any Person, the board of directors of such Person, the managers or members of such Person (if such Person is a limited liability company) and any duly authorized committee of the board of directors or managers.

                  "Board Resolution" means, with respect to any Person, a copy of a resolution certified by the Secretary or an Assistant Secretary of such Person to have been duly adopted by the Board of Directors of such Person and to be in full force and effect on the date of such certification, and delivered to the Lenders.

                  "Borrower" has the meaning ascribed to such term in the introduction to this Agreement.

                  "Business Day" means any day excluding Saturday, Sunday and any day which is a legal holiday under the laws of New York or is a day on which banking institutions therein located are authorized or required by law or other governmental action to close.

                  "Capital Stock" means (i) with respect to any Person that is a corporation, any and all shares, interests, participations or other equivalents (however designated and whether or not voting) of corporate stock, including each class of common stock and preferred stock of such Person and including any warrants, options or rights to acquire any of the foregoing and instruments convertible into any of the foregoing, and (ii) with respect to any Person that is not a corporation, any and all partnership or other equity interests of such Person.

                  "Capitalized Lease Obligation" means, as to any Person, the obligations of such Person under a lease that are required to be classified and accounted for as capital lease obligations under GAAP and, for purposes of this definition, the amount of such obligations at any date shall be the capitalized amount of such obligations at such date, determined in accordance with GAAP.

                  "Cash Equivalents" means (i) marketable direct obligations issued by, or unconditionally guaranteed by, the United States Government or any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition thereof; (ii) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either Standard & Poor's Corporation ("S&P") or Moody's
                                                       ---
Investors Service, Inc. ("Moody's"); (iii) commercial paper maturing no more
                          -------
than 180 days from the date of creation thereof and, at the time of acquisition, having a rating of at least A-1 from S&P or at least P-1 from Moody's; (iv) certificates of deposit or bankers' acceptances maturing within 180 days from the date of acquisition thereof issued by any bank organized under the laws of the United States of America or any state thereof or the District of Columbia or any foreign bank having at the date of acquisition thereof combined capital and surplus of not less than $250,000,000; (v) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (i) above entered into with any bank meeting the qualifications specified in clause (iv) above; (vi) investments in money market funds which invest substantially all their assets in securities of the types described in clauses
(i) through (v) above.

                  "Change of Control" means the occurrence of one or more of the following events: (i) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Borrower to any Person or group of related Persons for purposes of Section 13(d) of the Exchange Act (a "Group") or to any Affiliates
                                                  -----
thereof (whether or not otherwise in compliance with the provisions of this Agreement); (ii) the approval by the holders of Capital Stock of the Borrower of any plan or proposal for the liquidation or dissolution of the Borrower (whether or not otherwise in compliance with the provisions of this Agreement); (iii) the failure by Trump Hotels & Casino Resorts Holdings, L.P. to beneficially own 100% of the issued and outstanding Capital Stock of the Borrower; (iv) any "Change of Control" as defined in that certain Indenture dated as of June 12, 1995 between Trump Hotels & Casino Resorts Holdings, L.P., Trump Hotels & Casino Resorts Funding, Inc. and First Bank National Association, as trustee; or (v) the failure by Donald J. Trump to beneficially own (within the meaning of Rule 13d-3 promulgated under the Exchange Act) 25% or more of either the then outstanding membership interests of the Borrower or the combined voting power of the Borrower's then outstanding voting securities.

                  "Closing Date" means the date on which the initial Loans are made and the conditions set forth in Section 3.1 are satisfied or waived in accordance with Section 9.5.

                  "Collateral Assignment and Security Agreement" means that certain Collateral Assignment and Security Agreement between the Borrower and the Lenders, in form and substance satisfactory in all respects to the Lenders and substantially in the form of Exhibit VII annexed hereto.

                  "Commission" means the Securities and Exchange Commission or any successor thereof.

                  "Commitments" means, collectively, the Tranche A Commitments and the Tranche B Commitments.

                  "Compact" means the Tribal-State Compact approved May 5, 2000 and published in the Federal Register on May 16, 2000, entered into between Twenty-Nine Palms Enterprises Corporation and the State of California, as amended.

                  "Consent to Collateral Assignment" means that certain Consent to Collateral Assignment of Management Agreement executed by the Tribe and Twenty-Nine Palms Enterprises Corporation, in form and substance satisfactory in all respects to the Lenders and substantially in the form of Exhibit VIII
                                                             ------------
annexed hereto.

                  "Contested Claim" means any Tax, Indebtedness or other claim or liability (i) the validity or amount of which is being contested in good faith by appropriate proceedings, timely instituted and diligently pursued, (ii) for which adequate reserve, or other appropriate provision, if any, as required in conformity with GAAP shall have been made, and (iii) with respect to which
(x) no Lien has been imposed by any Tax authority and (y) any right to execute upon or sell any assets of the Borrower has not matured or has been and continues to be effectively enjoined, superseded or stayed.

                  "Contingent Obligation" shall mean, as to any Person, any obligation of such Person guaranteeing or intended to guarantee any Indebtedness, leases, dividends or other obligations ("primary obligations") of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (x) for the purchase or payment of any such primary obligation or
(y) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the holder of such primary obligation against loss in respect thereof; provided, however, that the term Contingent Obligation shall not include (a)
--------  -------
obligations of the Borrower under the Management Agreement or (b) endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith.

                  "Contractual Obligation" as applied to any Person, means any provision of any Security issued by that Person or of any indenture, mortgage, deed of trust, contract, undertaking, agreement or other instrument to which that Person is a party or by which it or any of its properties is bound or to which it or any of its properties is subject.

                  "Controlled Group" means (i) a controlled group of corporations as defined in Section 1563(a) of the Internal Revenue Code or (ii) a group of trades or businesses under common control, as defined in Section 414(c) of the Internal Revenue Code, of which the Borrower is a part or becomes a part.

                  "Currency Agreement" means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement designed to protect the Borrower against fluctuations in currency values.

                  "Custodian" means any receiver, interim receiver, receiver and manager, trustee, assignee, liquidator, sequestrator or similar official charged with maintaining possession or control over property for one or more creditors, whether under any Bankruptcy Law or otherwise.

                  "Default" means an event or condition the occurrence of which is, or with the lapse of time or the giving of notice or both would be, an Event of Default.

                  "Development Fee" means any fee or payment received by Trump Hotels & Casino Resorts Development Company, LLC under Section 6.1 of the Development Agreement.

                  "Development Agreement" means the Gaming Facility Development and Construction Agreement dated as of April 7, 2000 between the Tribe and Trump Hotels & Casino Resorts Development Company, LLC, as amended.

                  "Development Fee Reserve" means the reserve provided for in
Section 3 of the Escrow and Securities Account Control Agreement.

                  "Disqualified Capital Stock" means that portion of any Capital Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the sole option of the holder thereof on or prior to the first anniversary of the Maturity Date.

                  "Dollars" or the sign "$" means the lawful money of the United States of America.

                  "Eligible Assignee" means (A) (i) a commercial bank organized under the laws of the United States of America or any state thereof having a combined capital and surplus of not less than $250,000,000; (ii) a savings and loan association or savings bank organized under the laws of the United States or any state thereof having a combined capital and surplus of not less than $250,000,000; (iii) a commercial bank organized under the laws of any other country or a political subdivision thereof having a combined capital and surplus of not less than $250,000,000; provided that (x) such bank is acting through a
                               --------
branch or agency located in the

United States or (y) such bank is organized under the laws of a country that is a member of the Organization for Economic Cooperation and Development or a political subdivision of such country; and (iv) any other entity which is an "accredited investor" (as defined in Regulation D under the Securities Act of 1933); and (B) any Lender and any Affiliate of any Lender.

                  "Employee Benefit Plan" means any "employee benefit plan" as defined in Section 3(3) of ERISA (i) which is, or, at any time within the five calendar years immediately preceding the date hereof, was at any time, maintained or contributed to by the Borrower or any of its ERISA Affiliates or
(ii) with respect to which the Borrower retains any liability, including any potential joint and several liability as a result of an affiliation with an ERISA Affiliate or a party that would be an ERISA Affiliate except for the fact the affiliation ceased more than five calendar years prior to the date hereof.

                  "Environmental Claim" means any notice, claim, demand, order, direction (conditional or otherwise) or other communication by any governmental authority or any Person alleging liability for any response or corrective action, any damage, including, without limitation, personal injury (including sickness, disease or death), tangible or intangible property damage, contribution, indemnity, indirect or consequential damages, damage to the environment, nuisance, pollution, contamination or other adverse effects on the environment, or for fines or penalties, in each case arising under any Environmental Law, including without limitation, relating to, resulting from or in connection with Hazardous Materials and relating to the Borrower or any of its properties or predecessors in interest, or Facilities.

                  "Environmental Laws" means federal, state, local and foreign laws, ordinances, orders, rules, regulations, judgments, writs, decrees or injunctions relating to pollution or protection of human health, safety or the environment including, without limitation, ambient air, indoor air, soil, surface water, groundwater, wetlands and other natural resources, land or subsurface strata, including, without limitation, those relating to the Release or threatened Release of Hazardous Materials or otherwise relating to the generation, manufacture, use, storage, transport, treatment, distribution, or disposal of Hazardous Materials, including, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C.(S) 9601 et seq.) ("CERCLA"), the Hazardous Materials Transportation Act
               ------     ------
(49 U.S.C.(S) 1801 et seq.), the Resource Conservation and Recovery Act (42
                   ------
U.S.C.(S) 6901 et seq.), the Federal Water Pollution Control Act (33 U.S.C.(S)
               ------
1251 et seq.), the Clean Air Act (42 U.S.C. (S) 7401 et seq.), the Toxic
     ------                                          ------
Substances Control Act (15 U.S.C.(S) 2601 et seq.), the Federal Insecticide,
                                          ------
Fungicide and Rodenticide Act (7 U.S.C.(S) 136 et seq.), the Occupational
                                               ------
Safety and Health Act (29 U.S.C.(S) 651 et seq.) and the Emergency Planning and
                                        ------
Community Right-to-Know Act (42 U.S.C.(S) 11001 et seq.), each as amended or
                                                ------
supplemented and each as in effect as of the date of determination.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor statute.

                  "ERISA Affiliate", as applied to any Person, means (i) any corporation which is, or was at any time within the five calendar years immediately preceding the date hereof, a member of a controlled group of corporations within the meaning of Section 414(b) of the Internal Revenue Code of which that Person is, or was at any time within the five calendar years immediately preceding the date hereof, a member; (ii) any trade or business (whether or not incorporated) which is, or was at any time within the five calendar years immediately preceding the date hereof, a member of a group of trades or businesses under common control within the meaning of Section 414(c) of the Internal Revenue Code of which that Person is, or was at any time within the five calendar years immediately preceding the date hereof, a member; and
(iii) any member of an affiliated service group within the meaning of Section 414(m) or (o) of the Internal Revenue Code of which that Person, any corporation described in clause (i) above or any trade or business described in clause (ii) above is, or was at any time within the five calendar years immediately preceding the date hereof, a member.

          "ERISA Event" means (i) a "reportable event" within the meaning of
Section 4043 of ERISA and the regulations issued thereunder with respect to any Pension Plan (excluding those for which the provision for 30-day notice to the PBGC has been waived by regulation); (ii) the failure to meet the minimum funding standard of Section 412 of the Internal Revenue Code with respect to any Pension Plan (whether or not waived in accordance with Section 412(d) of the Internal Revenue Code) or the failure to make by its due date a required installment under Section 412(m) of the Internal Revenue Code with respect to any Pension Plan or the failure to make any required contribution to a Multiemployer Plan; (iii) the provision by the administrator of any Pension Plan pursuant to Section 4041(a)(2) of ERISA of a notice of intent to terminate such plan in a distress termination described in Section 4041(c) of ERISA; (iv) the withdrawal by the Borrower or any of its ERISA Affiliates from any Pension Plan with two or more contributing sponsors or the termination of any such Pension Plan resulting in liability pursuant to Sections 4063 or 4064 of ERISA; (v) the institution by the PBGC of proceedings to terminate any Pension Plan, or the occurrence of any event or condition which might reasonably be expected to constitute grounds under ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; (vi) the imposition of liability on the Borrower or any of its ERISA Affiliates pursuant to Section 4062(e) or 4069 of ERISA or by reason of the application of Section 4212(c) of ERISA; (vii) the withdrawal by the Borrower or any of its ERISA Affiliates in a complete or partial withdrawal (within the meaning of Sections 4203 and 4205 of ERISA) from any Multiemployer Plan if there is any potential liability therefor, or the receipt by the Borrower or any of its ERISA Affiliates of notice from any Multiemployer Plan that it is in reorganization or insolvency pursuant to
Section 4241 or 4245 of ERISA, or that it intends to terminate or has terminated under Section 4041A or 4042 of ERISA; (viii) the occurrence of an act or omission which could reasonably be expected to give rise to the imposition on the Borrower or any of its ERISA Affiliates of fines, penalties, taxes or related charges under Chapter 43 of the Internal Revenue Code or under Section 409 or 502(c), (i) or (l) or 4071 of ERISA in respect of any Employee Benefit Plan; (ix) the assertion of a material claim (other than routine claims for benefits) against any Employee Benefit Plan other than a Multiemployer Plan or the assets thereof, or against the Borrower or any of its ERISA Affiliates in connection with any such Employee Benefit Plan; (x) receipt from the Internal Revenue Service of notice of the failure of any Pension Plan (or any other Employee Benefit Plan intended to be qualified under Section 401(a) of the Internal Revenue Code) to qualify under Section 401(a) of the Internal Revenue Code, or the failure of any trust forming part of any Pension Plan to qualify for exemption from taxation under Section 501(a) of the Internal Revenue Code; or (xi) the imposition of a Lien pursuant to Section 401(a)(29) or 412(n) of the Internal Revenue Code or pursuant to ERISA with respect to any Pension Plan.

          "Escrow and Securities Account Control Agreement" means that certain Escrow and Securities Account Control Agreement among the Borrower, the Lenders and the Bank of New York, as securities intermediary, in form and substance satisfactory in all respects to the Lenders and substantially in the form of
Exhibit VI annexed hereto.
----------

          "Event of Default" means any of the events set forth in Section 7.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended, and any successor statute or statutes thereto.

          "Facilities" means any and all real property (including, without limitation, all buildings, fixtures or other improvements located thereon) now, hereafter or heretofore owned, leased, operated or used by the Borrower or any of its predecessors in interest.

          "Fair Market Value" means, with respect to any asset or property, the price which could be negotiated in an arm's-length, free market transaction, for cash, between a willing seller and a willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction. Fair market value shall be determined by the Board of Directors of the Borrower acting reasonably and in good faith and shall be evidenced by a Board Resolution of the Board of Directors of the Borrower delivered to the Lenders.

          "Fee Letter" means the letter agreement dated September 27, 2001 between the Borrower and Jefferies & Company, Inc. pursuant to which the Borrower committed to pay Jefferies & Company, Inc. certain fees.

          "Financial Statements" means the balance sheets, statements of operations, statements of cash flows and statements of changes in shareholder's equity of the Borrower for the period specified, prepared in accordance with GAAP and consistent with prior periods.

          "Fiscal Year" means the fiscal year of the Borrower for accounting and tax purposes, which for all years after the Closing Date shall end on December 31.

          "GAAP" means generally accepted accounting principles as in effect from time to time in the United States of America.

          "Guarantor" means Donald J. Trump, an individual.

          "Guaranty" means the Guaranty dated as of the date hereof executed by the Guarantor in favor of the Lenders, in form and substance satisfactory in all respects to the Lenders and substantially in the form of Exhibit V annexed
                                                         ---------
hereto.

          "Hazardous Materials" shall mean any pollutant, contaminant, toxic, hazardous or extremely hazardous substance, constituent or waste, or any other constituent, waste, material, compound, chemical or substance including, without limitation, petroleum (including crude oil or any fraction thereof) or any petroleum product, subject to regulation under any Environmental Law.

          "Incur" means, with respect to any Indebtedness or other obligation of any Person, to create, issue, incur (by conversion, exchange or otherwise), assume, guarantee or otherwise become liable in respect of such Indebtedness or other obligation or the recording, as required pursuant to GAAP or otherwise, of any such Indebtedness or other obligation on the balance sheet of such Person (and "Incurrence," "Incurred," "Incurrable" and "Incurring" shall have meanings
      ----------    --------    ----------       ---------
correlative to the foregoing); provided, however, that any amendment,
                               --------  -------
modification or waiver of any document pursuant to which Indebtedness was previously Incurred shall only be deemed to be an Incurrence of Indebtedness if and to the extent such amendment, modification or waiver (i) increases the principal thereof or interest rate or premium payable thereon or (ii) changes to an earlier date the stated maturity thereof or the date of any scheduled or required principal payment thereon or the time or circumstances under which such Indebtedness is required to be redeemed.

          "Indebtedness" means with respect to any Person, without duplication,
(i) all indebtedness, obligations and liabilities of such Person for borrowed money, (ii) all indebtedness, obligations and liabilities of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all Capitalized Lease Obligations of such Person, (iv) all obligations and liabilities of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations and all indebtedness, obligations and liabilities under any title retention agreement (but excluding trade accounts payable and other accrued liabilities arising in the ordinary course of business that are not overdue by 90 days or more or are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted and for which appropriate reserves have been made), (v) all indebtedness, obligations and liabilities for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction, (vi) all Contingent Obligations of such Person, (vii) all indebtedness, obligations and liabilities under Currency Agreements and Interest Swap Obligations of such Person, (viii) all Disqualified Capital Stock issued by such Person with the amount of Indebtedness represented by such Disqualified Capital Stock being equal to the greater of its voluntary or involuntary liquidation preference and its maximum fixed repurchase price, but excluding accrued dividends, if any, and (ix) all indebtedness, obligations and liabilities of any other Person of the type referred to in clauses (i) through (viii) which are secured by any Lien on any property or asset of such Person.

          "Indemnified Liabilities" has the meaning ascribed to such term in
Section 9.3.

          "Indemnitees" has the meaning ascribed to such term in Section 9.3.

          "Initial Tranche B Lending Date" means the first day on which Tranche B Loans are advanced to the Borrower.

          "Intellectual Property" means all patents, trademarks, tradenames, copyrights, technology, know-how and processes used in or necessary for the conduct of the business of the Borrower as currently conducted that are material to the condition (financial or otherwise), business or operations of the Borrower.

          "Interest Swap Obligations" means the obligations of any Person pursuant to any arrangement with any other Person, whereby, directly or indirectly, such Person is entitled to receive from time to time periodic payments calculated by applying either a floating or a fixed rate of interest on a stated notional amount in exchange for periodic payments made by such other Person calculated by applying a fixed or a floating rate of interest on the same notional amount and shall include, without limitation, interest rate swaps, caps, floors, collars and similar agreements.

          "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended from time to time, and any successor code or statute.

          "Investment" means, with respect to any Person, any direct or indirect loan or other extension of credit (including, without limitation, a guarantee or Contingent Obligation) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition by such Person of any Capital Stock, bonds, notes, debentures or other securities or evidences of Indebtedness issued by, any other Person.

          "Laws" means all applicable statutes, laws, ordinances, regulations, rules, orders, judgments, writs, injunctions or decrees of any state, commonwealth, nation, territory, possession, province, county, parish, town, township, village, municipality or Tribunal, and "Law" means each of the foregoing.

          "Lenders" has the meaning ascribed to that term in the introduction to this Agreement and shall include any assignee of any Loan, Notes or Commitments to the extent of such assignment.

          "Lending Date" means each date on which Loans are made by the Lenders to the Borrower.

          "Lien" means any lien, mortgage, deed of trust, pledge, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof, and any agreement to give any security interest).

          "Litigation" means any action, suit, proceeding, claim, lawsuit, arbitration and/or investigation conducted or threatened by or before any Tribunal.

          "Loan Documents" means this Agreement, the Notes, the Guaranty, the Security Agreement, the Collateral Assignment and Security Agreement and the Escrow and Securities Account Control Agreement.

          "Loans" means, collectively, the Tranche A Loans and the Tranche B Loans.

          "Management Agreement" means the 29 Palms Management Agreement to be entered into by the Borrower and Twenty-Nine Palms Enterprises Corporation.

          "Management Fees" means all management fees and other compensation or payments paid under the Management Agreement.

       "Margin Stock" has the meaning assigned to that term in Regulation U of the Board of Governors of the Federal Reserve System as in effect from time to time.

       "Material Adverse Effect" means (i) a material adverse effect upon the business, operations, properties, assets, liabilities, condition (financial or otherwise), prospects or projections of the Borrower, (ii) a material adverse effect on the ability of the Borrower to execute, deliver or perform its obligations under the Loan Documents or on the legality, validity or enforceability of this Agreement or any other Loan Document or any Lien created thereunder, or (iii) the impairment of the ability of the Borrower to perform, or the impairment of the ability of the Lenders to enforce, the Obligations.

       "Material Contract" means any Contractual Obligation to which the Borrower is a party (other than the Loan Documents) for which breach, nonperformance, cancellation or failure to renew could reasonably be expected to have a Material Adverse Effect.

       "Maturity Date" means the fifth anniversary of the Closing Date.

       "Multiemployer Plan" means a Pension Plan which is a "multiemployer plan" as defined in Section 4001(a)(3) of ERISA.

       "Net Cash Proceeds" means the proceeds in the form of cash or Cash Equivalents (including payments in respect of deferred payment obligations when received in the form of cash or Cash Equivalents other than the portion of any such deferred payment constituting interest) received by the Borrower from an Asset Sale net of (i) reasonable out-of-pocket expenses and fees relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees and sales commissions), (ii) taxes paid or payable after taking into account any reduction in tax liability (or any consolidated, combined or unitary tax liability) due to available tax credits, deductions, carry forward items and any tax sharing arrangements, and (iii) repayment of Indebtedness that is required pursuant to the terms of such Indebtedness to be repaid in connection with such Asset Sale.

       "Notes" has the meaning ascribed to such term in Section 2.1(e).

       "Notice of Borrowing" means a notice substantially in the form of Exhibit
                                                                         -------
II annexed hereto with respect to a proposed borrowing.
--
       "Obligations" means all obligations of every nature of the Borrower from time to time owed to the Lenders under the Loan Documents, whether for principal, reimbursements, interest, fees, expenses, indemnities or otherwise, and whether primary, secondary, direct, indirect, contingent, fixed or otherwise (including obligations of performance).

       "Officer" means, with respect to any Person, the Chief Executive Officer, the President, any Vice President, the Chief Financial Officer, the Controller, the Treasurer, the Secretary, any Assistant Secretary or any manager or member of such Person.

       "Officers' Certificate" means, as applied to any Person, a certificate executed on behalf of such Person by two Officers; provided, however, that every
                                                   --------  -------
Officers' Certificate with respect to the compliance with a condition precedent to the making of the Loans hereunder shall include (i) a statement that the officer or officers making or giving such Officers' Certificate have read such condition and any definitions or other provisions contained in this Agreement relating thereto, (ii) a statement that, in the opinion of the signers, they have made or have caused to be made such examination or investigation as is necessary to enable the Person to express an informed opinion as to whether or not such condition has been complied with, and
(iii) a statement as to whether, in the opinion of the signers, such condition has been complied with; provided, however, such Officer's Certificate shall not
                        --------  -------
be construed to create any contractual liability for any Officer signing such certificate.

       "Other Taxes" has the meaning ascribed to such term in Section 9.18.

       "Payment Guaranty Agreement" means the Payment Guaranty Agreement dated as of October 17, 2001 by the Borrower in favor of the administrative agent under the Bank Loan.

       "PBGC" means the Pension Benefit Guaranty Corporation, and any successor to all or any of the Pension Benefit Guaranty Corporation's functions under ERISA.

       "Pension Plan" means an employee pension benefit plan as defined in
Section 3(2) of ERISA which is subject to the provisions of Title IV of ERISA and which is maintained for employees of the Borrower or any member of the Controlled Group.

       "Percentage" means, (a) relative to any Tranche A Lender, the percentage relating to the Tranche A Loans or the Tranche A Commitments set forth opposite its name on Schedule 1 hereto or set forth in an assignment and assumption
            ----------
agreement, as such percentage may be adjusted from time to time pursuant to assignment and assumption agreement(s) executed by such Lender and its Eligible Assignee(s) who become Lender(s) hereunder and delivered pursuant to Section 9.1, and (b) relative to any Tranche B Lender, the percentage relating to the Tranche B Loans or the Tranche B Commitments set forth opposite its name on
Schedule 1 hereto or set forth in an assignment and assumption agreement, as
----------
such percentage may be adjusted from time to time pursuant to assignment and assumption agreement(s) executed by such Lender and its Eligible Assignee(s) who become Lender(s) hereunder and delivered pursuant to Section 9.1.

       "Permits" means the certificates, permits, licenses, franchises, consents, approvals, authorizations and clearances involved in, relating to or required in connection with the business, operations, assets, property or prospects of the Borrower.

       "Permitted Indebtedness" has the meaning ascribed to such term in Section 6.1.

       "Permitted Investments" means:

       (i)  Investments existing on the Closing Date and described on Schedule
G;
       (ii) Investments constituting (x) loans made under the Bank Loan Credit Agreement and (y) the Management Agreement in Twenty-Nine Palms Enterprises Corporation and the Tribe;

       (iii) Investments in cash and Cash Equivalents;

       (iv) Investments in securities of trade creditors or customers received pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of such trade creditors or customers;

       (v) Investments constituting the Payment Guaranty Agreement as in effect on the Closing Date; and

       (vi) Investments constituting the Subordination Agreement as in effect on the Closing Date.

       "Permitted Liens" means the following types of Liens:

       (i) Liens for taxes, assessments or governmental charges or claims not delinquent;

       (ii) statutory Liens of landlords or of mortgagees of landlords and Liens of carriers, warehousemen, mechanics, suppliers, materialmen, repairmen and other Liens imposed by Law incurred in the ordinary course of business for sums not yet delinquent or constituting Contested Claims;

       (iii) judgment Liens not giving rise to an Event of Default so long as such Lien is adequately bonded and any appropriate legal proceedings which may have been duly initiated for the review of such judgment shall not have been finally terminated or the period within which such proceedings may be initiated shall not have expired;

       (iv) Liens encumbering deposits made to secure obligations arising from statutory, regulatory, contractual, or warranty requirements of the Borrower, including rights of offset and set-off;

       (v) Liens arising from filing Uniform Commercial Code financing statements regarding leases; and

       (vi) Liens granted to the Escrow Agent under the Escrow and Securities Account Control Agreement.

       "Person" means an individual, partnership, corporation, limited liability company, unincorporated organization, trust or joint venture, or a governmental agency or sovereign nation or political subdivision thereof.

       "Qualified Capital Stock" means any Capital Stock that is not Disqualified Capital Stock or that is not Indebtedness that is convertible or exchangeable into Capital Stock.

       "Register" has the meaning ascribed to such term in Section 9.22.

       "Release" means any spill, emission, leaking, pumping, pouring, injection, escaping, deposit, disposal, discharge, dispersal, dumping, emitting, leaching or migration of

Hazardous Materials into the indoor or outdoor environment (including, without limitation, the abandonment or disposal of any barrels, containers or other closed receptacles containing any Hazardous Materials), or into or out of any Facility, including without limitation the movement of any Hazardous Material through the air, soil, surface water, groundwater or property.

       "Reportable Event" has the meaning set forth in Section 4043 of ERISA, but excluding any event for which the 30-day notice requirement has been waived by applicable regulations of the PBGC.

       "Required Lenders" means Lenders holding in the aggregate more than 50% of the sum of (i) the outstanding principal amount of Loans and (ii) prior to the termination of the Commitments, any unutilized Commitments.

       "Restricted Payment" has the meaning ascribed to such term in Section
6.3.

       "Sale and Leaseback Transaction" means any direct or indirect arrangement with any Person or to which any such Person is a party, providing for the leasing to the Borrower of any property, whether owned by the Borrower at the Closing Date or later acquired, which has been or is to be sold or transferred by the Borrower to such Person or to any other Person from whom funds have been or are to be advanced by such Person on the security of such Property.

       "Securities" means any stock, shares, partnership interests, voting trust certificates, certificates of interest or participation in any profit sharing agreement or arrangement, bonds, debentures, options, warrants, notes, or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as "securities" or any certificates of interest, shares or participations in temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase or acquire, any of the foregoing.

       "Securities Act" means the Securities Act of 1933, as amended, and any successor statute or statutes thereto.

       "Security Agreement" means that certain Security Agreement between the Borrower and the Lenders, in form and substance satisfactory in all respects to the Lenders and substantially in the form of Exhibit IV annexed hereto.
                                             ---------

       "Subsidiary," means, with respect to any Person, (i) any corporation of which the outstanding Capital Stock having at least a majority of the votes entitled to be cast in the election of directors under ordinary circumstances shall at the time be owned, directly or indirectly, by such Person, (ii) any other Person of which at least a majority of the voting interest under ordinary circumstances is at the time, directly or indirectly, owned by such Person, and
(iii) any other Person of which a majority in equity interests (in terms of economic ownership) are owned, directly or indirectly, by such Person.

       "Subordination Agreement" means the Subordination Agreement dated as of October 17, 2001 by and between the Borrower and Trump Hotels & Casino Resorts Development Company, LLC in favor of the lenders under the Bank Loan.

       "Taxes" means all taxes, assessments, fees, levies, imposts, duties, penalties, deductions, liabilities, withholdings or other charges of any nature whatsoever, including interest penalties and additions to tax.

       "Tranche A Loans" has the meaning set forth in Section 2.1(a).

       "Tranche A Commitment" has the meaning set forth in Section 2.1(a)

       "Tranche A Lenders" means the Lenders who hold Tranche A Commitments or Tranche A Loans.

       "Tranche A Notes" has the meaning set forth in Section 2.1(e).

       "Tranche B Loans" has the meaning set forth in Section 2.1(b).

       "Tranche B Commitment" has the meaning set forth in Section 2.1(b).

       "Tranche B Lenders" means the Lenders that hold Tranche B Commitments or Tranche B Loans.

       "Tranche B Notes" has the meaning set forth in Section 2.1(e).

       "Tribunal" means any government, any arbitration panel, any court or any governmental department, commission, board, bureau, agency, authority or instrumentality of the United States or any state, province, commonwealth, nation, territory, possession, county, parish, town, township, village or municipality, whether now or hereafter constituted and/or existing.

       "Tribe" means the Twenty-Nine Palms Band of Luiseno Mission Indians of California.

   1.2 Accounting Terms. For the purposes of this Agreement, all accounting
       ----------------
terms not otherwise defined herein shall have the meanings assigned to them in conformity with GAAP.

   1.3 Other Definitional Provisions; Anniversaries. Any of the terms defined
       --------------------------------------------
in Section 1.1 may, unless the context otherwise requires, be used in the singular or the plural depending on the reference. Except as otherwise provided herein, where any provision in this Agreement refers to a specific agreement, contract or document, such provision shall be construed to refer to such agreement, contract or document as it may be amended, restated, supplemented or otherwise modified from time to time (but without derogating from any restriction on any such amendment, restatement, supplement or other modification). The use in any of the Loan Documents of the words "include" or "including", when following any general statement, term or matter, shall not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not nonlimiting language (such as "without limitation" or "but not limited to" or words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that fall within the broadest possible scope of such general statements, term or matter. Except as otherwise specified, all references herein to Sections, Exhibits and Schedules shall refer to Sections, Exhibits and Schedules of this Agreement.

SECTION 2.  AMOUNT AND TERMS OF COMMITMENTS AND LOANS; NOTES

   2.1  Loans and Notes.
        ---------------

            (a) Tranche A Commitment. Subject to the terms and conditions of
                --------------------
this Agreement and in reliance upon the representations and warranties of the Borrower herein set forth, on the Closing Date each Tranche A Lender will make loans (such loans, the "Tranche A Loans") to the Borrower equal to such Tranche A Lender's Percentage of the aggregate amount of the Tranche A Loans requested by the Borrower to be made on such day; provided that the aggregate amount of all Tranche A Loans made to the Borrower shall in no event exceed $11,000,000. No amounts paid or prepaid with respect to the Tranche A Loans may be reborrowed. The Tranche A Lenders' commitments to make the Tranche A Loans to the Borrower pursuant to this Section 2.1(a) are herein called individually, a "Tranche A Commitment" and collectively, the "Tranche A Commitments."

            (b) Tranche B Commitment. Subject to the terms and conditions of
                -------------------
this Agreement and in reliance upon the representations and warranties of the Borrower herein set forth, on any Business Day occurring on or after March 1, 2002 but prior to August 1, 2002, each Tranche B Lender will make loans (such loans, the "Tranche B Loans") to the Borrower equal to such Tranche B Lender's Percentage of the aggregate amount of the Tranche B Loans requested by the Borrower to be made on such day; provided that the aggregate amount of all
                                 --------
Tranche B Loans made to the Borrower shall in no event exceed $7,800,000; provided however, that such $7,800,000 shall be commensurately reduced (on a
--------
dollar-for-dollar basis) by any additional aggregate loan principal procured by Twenty-Nine Palms Enterprise Corporation under Section 2.1(b) of the Bank Loan Credit Agreement; and provided further that Tranche B Loans will only be
                      -------- -------
advanced on one Business Day in a single borrowing. No amounts paid or prepaid with respect to the Loans may be reborrowed. The Tranche B Lenders' commitments to make the Tranche B Loans to the Borrower pursuant to this Section 2.1(b) are herein called individually, a "Tranche B Commitment" and collectively, the Tranche B Commitments."

            (c) Notice of Borrowing. When the Borrower desires to borrow under
                ------------------
this Section 2.1, it shall deliver to each Lender a Notice of Borrowing no later than 11:00 A.M. (New York time), at least one (1) Business Day in advance of the proposed Lending Date. The Notice of Borrowing shall specify the proposed Lending Date (which shall be a Business Day) and the type of Loan requested (i.e. a Tranche A Loan or a Tranche B Loan) and notify each Lender of the amount of its share of the Loan based on such Lender's Percentage and the other matters covered by the Notice of Borrowing.

            (d) Disbursement of Funds. No later than 12:00 Noon (New York time)
                ---------------------
on the Lending Date, each Lender will make available its pro rata share of the Loan requested to be made on such date in the manner provided below. All amounts shall be made available in Dollars and immediately available funds and the Lenders promptly will deliver by wire transfer, to the account designated by the Borrower, the aggregate of the amounts so made available.

            (e) Notes. The Borrower shall execute and deliver to each Tranche A
                -----
Lender on the Closing Date Notes dated the Closing Date and having a principal amount equal to such Lender's Tranche A Commitments, substantially in the form of Exhibit I-A annexed hereto (the

"Tranche A Notes"). The Borrower shall execute and deliver to each Tranche B Lender on or prior to the Initial Tranche B Funding Date Notes dated the Initial Tranche B Funding Date and having a principal amount equal to such Lender's Tranche B Commitment, substantially in the form of Exhibit I-B annexed hereto (the "Tranche B Notes" and together with the Tranche A Note, the "Notes").

            (f) Scheduled Maturity of Loans. The Borrower shall pay in full the
                ---------------------------
outstanding amount of the Loans and all other Obligations owing hereunder no later than the Maturity Date.

            (g) Pro Rata Borrowings. The Tranche A Loans made under this
                ------------------
Agreement shall be made by the Tranche A Lenders pro rata on the basis of their respective Percentages of the Tranche A Commitments. The Tranche B Loans made under this Agreement shall be made by the Tranche B Lenders pro rata on the basis of their respective Percentages of the Tranche B Commitments It is understood that no Lender shall be responsible for any default by any other Lender of its obligation to make its portion of the Loans hereunder and that each Lender shall be obligated to make its portion of the Loans hereunder, regardless of the failure of any other Lender to fulfill its Commitments hereunder.

    2.2 Interest on the Loans.
        ---------------------

            (a) Rate of Interest. The Loans shall bear interest on the unpaid
                ---------------
principal amount thereof from the date made through maturity (whether by prepayment, acceleration or otherwise) at a rate equal to nine percent (9%) per annum.

            (b) Interest Payments. Interest shall be payable in arrears on the
                -----------------
second day of each month and upon any prepayment of the Loans (to the extent accrued on the amount being prepaid) and at maturity of the Loans in respect of any amounts paid on such date.

            (c) Default Rate. At any time that a Default or Event of Default has
                ------------
occurred and is continuing, all Loans and other Obligations shall bear interest payable upon demand at a rate which is 2.00% per annum in excess of the rate of interest otherwise payable under this Agreement for the Loans.

            (d) Computation of Interest. Interest on the Loans shall be computed
                -----------------------
on the basis of a 360-day year and the actual number of days elapsed in the period during which it accrues. In computing interest on the Loans, the date of the making of the Loans shall be included and the date of payment shall be excluded; provided, however, that if a Loan is repaid on the same day on which
          --------  -------
it is made, one day's interest shall be paid on that Loan.

    2.3 Fees.  [Intentionally omitted.]
        ----
    2.4 Prepayments and Reductions in the Commitments.  Prior to the Maturity
        ---------------------------------------------
Date, payments and prepayments of Loans and reductions in the Commitments shall or may be made as set forth below.

            (a) Voluntary Prepayments. The Borrower at its option may, upon at
                ---------------------
least ten (10) days' written notice to the Lenders, prepay, without penalty or premium, all or any part of the principal amount of outstanding Loans, together with accrued interest on the principal so prepaid through the date of prepayment. All such voluntary partial prepayments shall be in an aggregate minimum amount of $500,000 and an integral multiple of $100,000 and shall be applied pro rata to the Tranche A Loans and the Tranche B Loans.

           (b) Mandatory Prepayments.
               ---------------------

                  (i)   Tranche A Amortization. On the second day of each month,
                        ----------------------
commencing on September 2, 2002, the Borrower shall make a scheduled repayment of the Tranche A Loans in an amount equal to $220,000; provided, that the final installment for the repayment by the Borrower of the Tranche A Loans shall be in an amount, if such amount is different from that specified above, sufficient to repay all amounts owing by the Borrower under this Agreement with respect to the Tranche A Loans.

                  (ii)  Tranche B Amortization. On the second day of each month,
                        ----------------------
commencing on September 2, 2002, the Borrower shall make a scheduled repayment of the Tranche B Loans in an amount equal to the outstanding principal of Tranche B Loans as of September 2, 2002 divided by 50; provided that the final installment for the repayment by the Borrower of the Tranche B Loans shall be in an amount, if such amount is different from that specified above, sufficient to repay all amounts owing by the Borrower under this Agreement with respect to the Tranche B Loans.

                  (iii) Prepayments from Asset Sales. The Borrower shall prepay
                        ---------------------------
Loans in an amount equal to the Net Cash Proceeds of any Asset Sale occurring after the Closing Date on a date not later than the fifth (5/th/) Business Day next succeeding the date of consummation of such Asset Sale or, in the case of that portion of the purchase price which is deferred, the date of receipt of such Net Cash Proceeds, whichever is later. Concurrently with the consummation of an Asset Sale, the Borrower shall deliver to the Lenders an Officers' Certificate demonstrating the derivation of Net Cash Proceeds from the gross sales price of such Asset Sale. Any such prepayment shall be applied pro rata to the Tranche A Loans and the Tranche B Loans.

                  (iv)  Prepayments from Management Fees.
                        --------------------------------

                       (1) No later than twenty-one (21) days after the end of each calendar month in which the Borrower receives a Management Fee, the Borrower shall prepay a principal amount of the Tranche A Loans in an amount equal to the excess of (x) the amount of Management Fees received by the Borrower in the preceding month over (y) the sum of (A) prepayments made during such calendar month pursuant to Sections 2.4(b)(i) and (ii) above in excess of the principal payments received by Borrower in such calendar month pursuant to the Bank Loan, (B) the amounts of interest paid during such calendar month pursuant to Section 2.2(b) in excess of the interest payments received by Borrower in such calendar month pursuant to the Bank Loan and (C) amounts deposited during such month in the Development Fee Reserve (such excess, the "Available Management Fees"); provided, however, the aggregate prepayments made under this paragraph shall not exceed $2,750,000.

                       (2) Commencing on the date on which the Borrower has made an aggregate of $2,500,000 in distributions to its members pursuant to Section
6.3 hereof or, following the commencement and during the continuance of any proceedings, administrative or otherwise, by the California Division of Gambling Control, the California Gambling Commission or any other California State Gambling regulatory authority regarding the exemption from licensure granted to the Lenders by the Twenty-Nine Palms Gaming Commission (a "California State Review"), an aggregate of
                            -----------------------
$2,500,000 in (x) distributions to its members pursuant to Section 6.3 hereof and (y) prepayment of Loans pursuant to clause (4) below, and following the payment of amounts described in Section 2.4(b)(iv)(1) above, the Borrower shall, no later than twenty-one (21) days after the end of each calendar month in which the Borrower receives a Management Fee, prepay a principal amount of the Tranche A Loans in an amount equal to one-third of the Available Management Fees; provided, further, the aggregate prepayments made under this paragraph shall not exceed $2,500,000;

                      (3) Commencing on the date upon which all prepayments required under paragraph 2.4(b)(iv)(2) above have been made, no later than twenty-one (21) days after the end of each calendar month in which the Borrower receives a Management Fee, the Borrower shall prepay a principal amount of the Tranche B Loans in an amount equal to one-half of the Available Management Fees; provided, further, that the aggregate prepayments made under this paragraph shall not exceed one-third of the initial principal amount of the Tranche B Loans;

                      (4) In addition to the payments described in clauses (1) through (3) above and whether or not payments are then required to be made pursuant to clause (1) through (3) above, following the commencement and during the continuance of any California State Review, no later than twenty-one (21) days after the end of each calendar month in which the Borrower receives a Management Fee, the Borrower shall prepay a principal amount of Loans equal to 40% of the Available Management Fees; provided that such amount shall be applied first to the prepayment of the principal amount of the Tranche A Loans until all such loans have been prepaid and second to the principal amount of Tranche B Loans.

                  (v)   Prepayments from Incurrence of Indebtedness.
                        -------------------------------------------
Concurrently with the Incurrence by the Borrower of any Indebtedness not permitted under Section 6.1, the Borrower shall prepay the Loans in a principal amount equal to the principal amount of such Indebtedness so Incurred. Any such prepayment shall be applied pro rata to the Tranche A Loans and the Tranche B Loans.

                  (vi)  Prepayments from Prepayments or Assignments Under the
                        -----------------------------------------------------
Bank Loan. Concurrently with the receipt by the Borrower of (x) any prepayment
---------
of interest, principal or other amounts under the Bank Loan Credit Agreement or
(y) the proceeds from any assignment of, or sale of a participation interest in, the Borrower's loans under the Bank Loan Credit Agreement, the Borrower shall prepay the Loans in an aggregate amount of principal equal to the amount of any such prepayment or such proceeds, as applicable. Any such prepayment shall be applied pro rata to the Tranche A Loans and the Tranche B Loans.

                  (vii) Prepayments from Termination of the Bank Loan Credit
                        ----------------------------------------------------
Agreement. Upon any termination of the Bank Loan Credit Agreement or repayment
---------
of all amounts owing thereunder, the Borrower will prepay the outstanding principal of the Loans and all other Obligations in full, notwithstanding Subsection (vi) above.

                  (viii) Reduction of Commitment from Reduction or Termination
                         -----------------------------------------------------
of Commitments under the Bank Loan Credit Agreement. Upon any reduction of the
---------------------------------------------------
additional aggregate loan commitment under Section 2.1(c) of the Bank Loan Credit Agreement, the Borrower shall reduce the unused Tranche B Loan Commitment in a principal amount equal to the amount of such reduction.

                  (ix)   Prepayments from Management Agreement Termination.
                         -------------------------------------------------
Concurrently with the receipt of any payment by or on behalf of the Tribe in connection with any termination or buyout of the Management Agreement, the Borrower shall prepay the outstanding principal of the Loans and all other Obligations in full.

                  (x)    Notice. The Borrower shall notify the Lenders of any
                         ------
prepayment to be made pursuant to Section 2.4(b)(iii)-(vi) at least two Business Days prior to such prepayment date (unless shorter notice is satisfactory to the Required Lenders).

                  (xi)   Application of Prepayments. Any voluntary prepayments
                         --------------------------
of the Tranche A Loans under Section 2.4(a) or mandatory prepayments of the Tranche A Loans under Section 2.4(b)(iii)-(vii) or (ix) shall be applied to the outstanding principal installments of the Tranche A Loans in the inverse order of the maturity thereof under Section 2.4(b)(i). Any voluntary prepayments of the Tranche B Loans under Section 2.4(a) or mandatory prepayments of the Tranche B Loans under Section 2.4(b)(iii)-(vii) or (ix) shall be applied to the outstanding principal installments of the Tranche B Loans in the inverse order of the maturities thereof under Section 2.4(b)(i).

              (c) Optional Reduction in Commitments. The Borrower may, from time
                  ---------------------------------
to time on any Business Day occurring after the Closing Date, voluntarily reduce the amount of any undrawn Commitments on the Business Day so specified by the Borrower; provided, however, that all such reductions shall require at least one
          --------  -------
Business Day's prior notice to the Lenders and be permanent, any partial reduction of any Commitments shall be in a minimum amount of $500,000 and in an integral multiple of $100,000, and the Borrower may not reduce the Commitments below the amount of its unfunded commitments under the Bank Loan Credit Agreement; and provided, further, no reductions may be made to the Tranche A Commitments while any Tranche B Commitments are outstanding. All reductions in the Tranche A Commitments shall apply to each Tranche A Lender's Tranche A Commitments on a pro rata basis and all reductions in the Tranche B Commitments shall apply to each Tranche B Lender's Tranche B Commitments on a pro rata basis.

              (d) Manner and Time of Payment. All payments of principal and
                  --------------------------
interest hereunder and under the Notes by the Borrower shall be made without defense, set-off or counterclaim and in same-day funds and delivered to the Lenders, unless otherwise specified, not later than 12:00 Noon (New York time) on the date due at the to such account as the Lenders shall have notified the Borrower for the account of the Lenders; funds received by the Lenders after that time shall be deemed to have been paid by the Borrower on the next succeeding Business Day. All payments of any Obligations to be made hereunder or under the Notes by the Borrower or any other obligor with respect thereto shall be made solely in Dollars or such other currency as is then legal tender for public and private debts in the United States of America.

         (e) Payments on Non-Business Days. Whenever any payment to be made
             -----------------------------
hereunder or under the Notes shall be stated to be due on a day which is not a Business Day, the payment shall be made on the next succeeding Business Day and such extension of time shall be included in the computation of the payment of interest hereunder or under the Notes or of the fees hereunder, as the case may be.

         (f) Notation of Payment. Each Lender agrees that before disposing of
             -------------------
any Notes held by it, or any part thereof (other than by granting participations therein), such Lender will make a notation thereon of all principal payments previously made thereon and of the date to which interest thereon has been paid and will notify the Borrower of the name and address of the transferee of that Note; provided, however, that the failure to make (or any error in the making
      --------  -------
of) such a notation or to notify the Borrower of the name and address of such transferee shall not limit or otherwise affect the obligations of the Borrower hereunder or under such Notes with respect to the Loans and payments of principal or interest on any such Note.

     2.5 Use of Proceeds.
         ---------------

         (a) Loans. The proceeds of the Tranche A Loans shall be used by the
             -----
Borrower for the purposes of (i) making loans of up to $8,250,000 to Twenty-Nine Palms Enterprises Corporation, as a part of the Bank Loan Credit Agreement and
(ii) paying fees, expenses and making required escrow deposits in connection therewith and herewith. The proceeds of the Tranche B Loan shall be used by the Borrower for the purposes of (i) making loans of up to $7,500,000 to Twenty-Nine Palms Enterprises Corporation, pursuant to section 2.1(c) of the Bank Loan Credit Agreement, and (ii) paying fees, expenses and making required escrow deposits in connection therewith and herewith.

         (b) Margin Regulations. No portion of the proceeds of any borrowing
             ------------------
under this Agreement shall be used by the Borrower in any manner which might cause the borrowing or the application of such proceeds to violate the applicable requirements of Regulation T, Regulation U or Regulation X of the Board of Governors of the Federal Reserve System or any other regulation of the Board of Governors or to violate the Exchange Act, in each case as in effect on the date or dates of such borrowing and such use of proceeds.

SECTION 3. CONDITIONS

     3.1 Conditions Precedent to the Effectiveness of this Agreement. This
         -----------------------------------------------------------
Agreement shall become effective on the date when each of the conditions precedent set forth in this Section 3.1 have been satisfied (unless waived by the Lenders or unless the deadline for delivery has been extended by the Lenders). All such conditions may occur contemporaneously but shall be deemed to have occurred simultaneously.

         (a) On or before the Closing Date, all limited liability company and other proceedings taken or to be taken in connection with the transactions contemplated hereby and all documents incidental thereto shall be reasonably satisfactory in form and substance to the Lenders, and the Lenders shall have received the following items, each of which shall be in form and substance satisfactory to the Lenders and, unless otherwise noted, dated the Closing Date:

            (i) a certified copy of the Borrower's certificate of formation or other organizational documents, together with a certificate of status, compliance, good standing or like certificate issued by the appropriate government officials of the jurisdiction of such Person's formation and of each jurisdiction in which such Person owns any material assets or carries on any material business, each to be dated a recent date prior to the Closing Date;

            (ii) a copy of the Borrower's operating agreement, certified as of the Closing Date by such Person's Secretary or one of its Assistant Secretaries;

            (iii) resolutions of the Borrower's Board of Directors approving and authorizing the execution, delivery and performance of this Agreement, each of the other Loan Documents and any other documents, instruments and certificates required to be executed by the Borrower in connection herewith and therewith and approving and authorizing the execution, delivery and payment of the Notes, each certified as of the Closing Date by one of such Person's Officers as being in full force and effect without modification or amendment;

            (iv) signature and incumbency certificates of the Borrower's officers executing this Agreement, the Notes, the other Loan Documents and the Bank Loan;

            (v) executed copies of this Agreement and the Notes substantially in the form of Exhibit I-A and Exhibit I-B annexed hereto executed in accordance with Section 2.1(e) drawn to the order of the Lenders and with appropriate insertions;

            (vi) an originally executed Notice of Borrowing substantially in the form of Exhibit II annexed hereto, signed by the President, a Vice President, a manager or a member of the Borrower on behalf of the Borrower and delivered to the Lenders;

            (vii) originally executed copies of one or more favorable written opinions of (i) Graham, Curtin & Sheridan, A Professional Association, counsel for the Borrower and the Guarantor, and (ii) Gene Gambale, counsel for the Twenty-Nine Palms Gaming Commission, substantially in the form of Exhibit III annexed hereto (or otherwise in form and substance satisfactory to the Lenders) and addressed to the Lenders, and such other opinions of counsel and such certificates or opinions of accountants, appraisers or other professionals as the Lenders shall reasonably request;

            (viii) a certificate of the chief financial officer of the Borrower addressed to the Lenders and in form and substance satisfactory to the Lenders, attesting that, on a pro forma basis, the Borrower shall not be insolvent or rendered insolvent, be left with an unreasonably small capital with which to engage in its business or have incurred debts beyond its ability to pay as such debts mature;

            (ix) originally executed copies of (u) the Security Agreement, executed and delivered by the Borrower, dated as of the Closing Date, substantially in the form of Exhibit IV annexed hereto, (v) the Assignment Agreement in the form attached as Exhibit B to the Bank Loan Credit Agreement duly executed in blank by the Borrower assigning the Borrower's interest in the Bank Loan Credit Agreement and delivery of the note under the Bank Loan duly endorsed in blank to the Lenders, (w) the Guaranty, executed and delivered by the Guarantor, dated as of the Closing Date, substantially in the form of
Exhibit V, (x) the Escrow and

Securities Account Control Agreement, executed and delivered by the Borrower and the securities intermediary, dated as of the Closing Date, substantially in the form of Exhibit VI annexed hereto, (y) the Collateral Assignment and Security Agreement, executed and delivered by the Borrower, dated as of the Closing Date, substantially in the form of Exhibit VII annexed hereto, and (z) the Consent to Collateral Assignment, executed by the Tribe and Twenty-Nine Palms Enterprises Corporation, dated as of the Closing Date, substantially in the form of Exhibit VIII annexed hereto;

               (x) copies of Uniform Commercial Code financing statements (Form UCC-1), naming the Borrower as a debtor and the Lenders as the secured party, or other similar instruments or documents, to be filed under the Uniform Commercial Code of all jurisdictions as may be necessary or, in the opinion of the Lenders, desirable to perfect the security interests of the Lenders pursuant to the Security Agreement;

               (xi) certificates of insurance from one or more insurance companies satisfactory to the Lenders, evidencing coverage required to be maintained pursuant to this Agreement and each other Loan Document and naming the Lenders as loss payee (in the case of property insurance) or additional insured (in the case of liability insurance), as applicable; and

               (xii) all such counterpart originals or certified copies of such other documents, instruments, certificates and opinions as the Lenders may reasonably request.

           (b) The Lenders shall have completed, and be satisfied with the results of, accounting, tax, legal and environmental due diligence investigations of the Borrower.

           (c) The corporate, tax, capital and ownership structure, shareholders agreements and management of the Borrower shall be satisfactory to the Lenders in all material respects.

           (d) The Lenders shall have been granted first priority perfected liens and guarantees to the extent required and described in this Agreement and shall have received such other reports, documents and agreements as are customarily delivered in connection with similar secured transactions or as the Lenders shall have deemed appropriate.

           (e) The Borrower shall have received all governmental, shareholder and third party consents and approvals necessary or desirable in connection with the financings and other transactions contemplated hereby (other than the approval of the Management Agreement by the National Indian Gaming Commission) and expiration of all applicable waiting periods without any action being taken by any competent authority that could restrain, prevent or impose any materially adverse conditions on the financings and other transactions contemplated hereby, and no such Law or regulation shall be applicable which in the reasonable judgment of the Lenders could have any such effect.

           (f) No event or occurrence shall have occurred which has resulted or could reasonably be expected to result in a Material Adverse Effect since the end of the most recently ended Fiscal Year or in the facts and information as represented to date.

           (g) There shall be no action, suit, investigation, litigation or proceeding pending or threatened in any court or before any arbitrator or governmental instrumentality that purports to affect the Loans or the Notes or the other Loan Documents or that has had or could reasonably be expected to have or result in a Material Adverse Effect (other than the review of the Management Agreement by the National Indian Gaming Commission).

            (h) As of the Closing Date, the Borrower shall have no outstanding Indebtedness (other than in connection with the Bank Loan and the Loans to be made hereunder) and no liabilities other than as permitted in Section 6.1, pursuant to the terms of the Escrow and Securities Account Control Agreement or in respect of fees and expenses payable from the proceeds of the Loan and permitted to be paid pursuant to the terms of this Agreement. Any and all security interests in the assets of the Borrower granted in favor of holders of Indebtedness, other than security interests granted to the Escrow Agent pursuant to the terms of the Escrow and Securities Account Control Agreement, shall have been terminated.

            (i) On or before the initial Lending Date, the Borrower shall have paid to (i) the Arranger all fees payable under the Fee Letter and (ii) the fees and expenses incurred by the Lenders in connection with the negotiation, preparation, execution and delivery of the Loan Documents and the transactions related thereto (including the reasonable legal fees and out-of-pocket expenses of counsel to the Lenders (including internal legal expenses)).

            (j) On or before the Closing Date, the Borrower shall have performed in all material respects all agreements which this Agreement provides shall be performed on or before the Closing Date.

            (k) Simultaneously with the making of the Loans by the Lenders, the Borrower shall have delivered to the Lenders an Officers' Certificate from the Borrower in form and substance satisfactory to the Lenders, certifying as to the matters specified in Sections 3.2(a)(i) and (ii) and that the other conditions set forth in this Section 3.1 are satisfied on and as of the Closing Date.

            (l) None of the Borrower, the Tribe or Twenty-Nine Palms Enterprises Corporation shall have sustained any loss or interference with respect to its businesses or properties from fire, flood, hurricane, accident or other calamity, whether or not covered by insurance, or from any labor dispute or any legal or governmental proceeding, which loss or interference, in the sole judgment of the Lenders, has had or could reasonably be expected to have a Material Adverse Effect.

            (m) The making of the Loans in the manner contemplated in this Agreement shall not violate the applicable provisions of Regulation T, U or X of the Board of Governors of the Federal Reserve Board or any other regulation of the Board.

(n) The proposed terms of the Management Agreement shall be satisfactory in all respects to the Lenders.

            (o) The documents evidencing the Bank Loan shall (i) be in form and substance satisfactory to the Lenders, and (ii) have been duly executed and delivered and shall be in full force and effect and there shall have been no continuing Default of Events of Default thereunder; and the initial advance under the Bank Loan shall be made contemporaneously with the initial advance hereunder.

   3.2 Conditions Precedent to All Loans.  The obligation of each Lender to
       ---------------------------------
make any Loans (including the Loans made on the initial Lending Date) shall be subject to the satisfaction of each of the conditions precedent set forth in this Section 3.2.

         (a) Compliance with Warranties, No Default, etc.  Both before and after
             -------------------------------------------
giving effect to any Loans, the following statements shall be true and correct:

                  (i) the representations and warranties set forth in Section 4 and in each other Loan Document shall, in each case, be true and correct in all respects (with respect to representations and warranties qualified by materiality or Material Adverse Effect) and in all material respects (with respect to all other representations and warranties) with the same effect as if then made (unless stated to relate solely to an earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date unless such representations and warranties are qualified by materiality or Material Adverse Effect, in which case such representations and warranties shall be true and correct as of such earlier date);

                  (ii) no event shall have occurred and be continuing or would result from the consummation of the borrowing contemplated by the Notice of Borrowing which would constitute a Default or Event of Default.

         (b) Notice of Borrowing, etc. The Lenders shall have received a Notice
             ------------------------
of Borrowing. Each of the delivery of a Notice of Borrowing and the acceptance by the Borrower of the proceeds of such Loan shall constitute a representation and warranty by the Borrower that on the date of such Loan (both immediately before and after giving effect to such Loan and the application of the proceeds thereof) the statements made in Section 3.2(a) are true and correct in all material respects.

         (c) Satisfactory Legal Form. All documents executed or submitted
             -----------------------
pursuant hereto by or on behalf of the Borrower or the Guarantor shall be reasonably satisfactory in form and substance to the Lenders and their respective counsel; the Lenders and their respective counsel shall have received all information, approvals, opinions, documents or instruments as the Lenders or their respective counsel may reasonably request.

SECTION 4. REPRESENTATIONS AND WARRANTIES.

         In order to induce the Lenders to enter into this Agreement and to make the Loans, the Borrower represents and warrants to the Lenders that, at the time of execution hereof and on each Lending Date, the following statements are true, correct and complete:

   4.1 Organization and Good Standing. The Borrower is duly organized and
       ------------------------------
existing and in good standing under the Laws of its jurisdiction of organization. The Borrower has the requisite power and authority to own and operate its properties and to carry on its business as now conducted and as proposed to be conducted and is duly qualified as a foreign organization and in good standing in all jurisdictions in which it is doing business, except where failure to be so qualified or in good standing, singly or in the aggregate, could not reasonably be expected to have a Material Adverse Effect. The Borrower does not own any Capital Stock and has no Subsidiaries.

   4.2 Authorization and Power.  The Borrower has the requisite power and
       -----------------------
authority, and has taken all action necessary, to execute, deliver and perform its obligations under the Loan Documents and the Bank Loan and to issue the Notes.

   4.3 No Conflicts or Consents.
       ------------------------

         (a) The execution and delivery of the Loan Documents and the Bank Loan, the consummation of each of the transactions herein contemplated, the compliance with each of the terms and provisions hereof or thereof, and the issuance, delivery and performance of the Notes, do not and will not (i) violate any material provision of any Law or any governmental rule or regulation applicable to the Borrower, the Certificate of Formation, Operating Agreement or other organizational documents of the Borrower or any order, judgment or decree of any court or other agency of government binding on any of them, (ii) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any Permit or any Contractual Obligation of or binding upon the Borrower, (iii) result in or require the creation or imposition of any Lien upon any of the properties or assets of the Borrower except for Liens created pursuant to this Agreement, (iv) require any approval of stockholders or any approval or consent of any Person except for such approvals or consents which will be obtained on or before the Closing Date.

         (b) No consent, approval, authorization or order of any Tribunal or other Person is required in connection with the execution and delivery by the Borrower of the Loan Documents or the Bank Loan or the consummation of the transactions contemplated hereby or thereby, other than any such consent, approval, authorization or order which has been obtained and remains in full force and effect.

   4.4 Enforceable Obligations. Each of the Loan Documents, the Bank Loan and
       -----------------------
each other document or instrument to be delivered in connection therewith to which the Borrower is a party has been duly authorized by the Borrower; each of the Loan Documents, the Bank Loan and each other document or instrument to be delivered in connection therewith to be executed and delivered on or prior to the Closing Date has been duly executed and delivered by the Borrower; and each of the Loan Documents and each other document or instrument to be delivered in connection therewith to which the Borrower is a party (including the Bank Loan) to be executed and delivered on or prior to the Closing Date is, and each of the Loan Documents to be executed and delivered after the Closing Date (including the Management Agreement) will be, upon such execution and delivery, the legal, valid and binding obligations of the Borrower, enforceable in accordance with their respective terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization or similar Laws affecting the enforcement of creditors' rights generally or by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

   4.5 Properties; Liens. The Borrower has good, sufficient and legal title to
       -----------------
all its properties and assets, and all properties held under lease by it are held under valid, subsisting and enforceable leases, and the Borrower is not in default under any lease, except in each case for such defects or defaults that, singly or in the aggregate, would not have a Material Adverse Effect. The only assets of the Borrower are its interest in the Bank Loan, the Escrow Account and the Management Agreement. Except for Permitted Liens, as reflected on Schedule D annexed hereto, or as permitted by this Agreement, all such properties and assets owned or leased are so owned or leased free and clear of Liens.

      4.6  Financial Condition.
           -------------------

               (a) Except as disclosed on Schedule J, the Borrower does not have any material contingent liabilities, liabilities for Taxes or long-term leases, unusual forward or long-term commitments or unrealized or unanticipated losses from any unfavorable commitments. No events or developments which have had or could reasonably be expected to have a Material Adverse Effect have occurred since January 1, 2000.

               (b) Assuming approval of the Management Agreement by the National Indian Gaming Commission, upon giving effect to the Loans:

                     (i) The fair saleable value of the assets of the Borrower, on a stand-alone basis, exceeds the amount that will be required to be paid on or in respect of the existing debts and other liabilities (including contingent liabilities) of the Borrower as they mature.

                     (ii) The assets of the Borrower, on a stand-alone basis, do not constitute unreasonably small capital for the Borrower to carry out its business as now conducted and as proposed to be conducted including the capital needs of the Borrower, taking into account the particular capital requirements of the business conducted by the Borrower, and projected capital requirements and capital availability thereof in accordance with the business plan of the Borrower.

                     (iii) The Borrower does not intend to incur debts beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be payable on or in respect of Indebtedness of the Borrower). The cash flow of the Borrower, after taking into account all anticipated uses of the cash of each such Person, will at all times be sufficient to pay all amounts on or in respect of debt of the Borrower when such amounts are required to be paid.

                     (iv) The Borrower does not intend, and does not believe, that final judgments against the Borrower in actions for money damages will be rendered at a time when, or in an amount such that, the Borrower will be unable to satisfy any such judgments promptly in accordance with their terms (taking into account the maximum reasonable amount of such judgments in any such actions and the earliest reasonable time at which such judgments might be rendered). The cash flow of the Borrower, on a stand-alone basis, after taking into account all other anticipated uses of the cash of the Borrower (including the payments on or in respect of Indebtedness referred to in paragraph (iii) of this Section 4.6(b)), will at all times be sufficient to pay all such judgments promptly in accordance with their terms.

   4.7 Full Disclosure.  The financial projections heretofore furnished to the
       ---------------
Lenders by the Borrower are complete, were prepared by or under the direction of an officer or manager of the Borrower and were prepared in good faith on the basis of information and assumptions that the Borrower believed to be fair, complete and reasonable as of the date of such information, and which assumptions are believed to be fair, complete and reasonable as of the date hereof. All other factual information heretofore or contemporaneously furnished in writing by or on behalf of the Borrower to the Lenders for purposes of or in connection with this Agreement does not contain any untrue statement of a material fact or omit to state any material fact necessary to keep the statements contained herein or therein, in light of circumstances under which they were made, from being misleading. No fact is known, no condition exists nor has any event occurred which has not been disclosed herein or in any other document, certificate or statement furnished to the Lenders for use in the transactions contemplated hereby which, singly or in the aggregate, has had or could reasonably be expected to have a Material Adverse Effect.

      4.8  No Default. No event has occurred and is continuing which constitutes
           ----------
a Default or an Event of Default.

      4.9  Compliance with Contracts, Etc. The Borrower is not in violation
           ------------------------------
of (i) its certificate of formation, operating agreement or other organizational documents or (ii) any material provision of any applicable Law, ordinance, administrative or governmental rule or regulation, or (iii) any order, decree or judgment of any Tribunal having jurisdiction over it; no event of default or event that but for the giving of notice or the lapse of time, or both, would constitute an event of default exists under any material Contractual Obligation of the Borrower, except for those which would not result in a Material Adverse Effect.

      4.10 No Litigation. Except as described in Schedule E attached hereto,
           -------------
there is no Litigation pending or, to the best knowledge of the Borrower, threatened, by, against, or which may relate to or affect (a) any benefit plan of the Borrower or any fiduciary or administrator thereof, or (b) the Borrower. There are no outstanding injunctions or restraining orders prohibiting consummation of any of the transactions contemplated by the Loan Documents. There are no unsatisfied judgments against the Borrower or any of its businesses or activities. Except as specifically noted on Schedule E, the Borrower has not been advised that there is a reasonable likelihood of an adverse determination of any Litigation which adverse determination, should it occur, would have a Material Adverse Effect.

      4.11 Use of Proceeds; Margin Stock, Etc. The proceeds of the Loans will be
           ----------------------------------
used solely for the purposes specified herein. None of such proceeds will be used for the purpose of purchasing or carrying any Margin Stock within the meaning of the applicable provisions of Regulation T, U or X, or for the purpose of reducing or retiring any Indebtedness which was originally incurred to purchase or carry a Margin Stock or for any other purpose which might constitute this transaction a "purpose credit" within the meaning of the applicable provisions of Regulation T, U or X. The Borrower has not taken and will not take any action which might cause any of the Loan Documents to violate the applicable provisions of Regulation T, U or X, or any other regulation of the Board of Governors of the Federal Reserve System.

      4.12 Taxes. Except as set forth on Schedule K hereto, all Tax returns
           -----
required to be filed by the Borrower have been filed and all such returns are true, complete, and correct in all material respects. All Taxes that are due or claimed to be due from the Borrower have been paid other than those (i) currently payable without penalty or interest or (ii) being contested in good faith and by appropriate proceedings and for which, in the case of both clauses
(i) and (ii), adequate reserves have been established on the books and records of the Borrower in accordance with GAAP. There are no proposed Tax assessments against the Borrower. To the best knowledge and belief of the Borrower, the accruals and reserves on the books and records of the Borrower in respect of any Tax liability for any Taxable period not finally determined are adequate to meet any assessments of Tax for any such period.

     4.13 ERISA.
          -----

          (a) The Borrower and each of its ERISA Affiliates are in compliance in all material respects with all applicable provisions and requirements of the Internal Revenue Code and ERISA and the regulations and published interpretations thereunder with respect to each Employee Benefit Plan, and have performed all their obligations under each Employee Benefit Plan.

          (b) No ERISA Events have occurred or are reasonably expected to occur which individually or in the aggregate resulted in or might reasonably be expected to result in a liability of the Borrower or any of its ERISA Affiliates in excess of $25,000 during the term of this Agreement.

          (c) Except as disclosed on Schedule F annexed hereto and except to the extent required under Section 4980B of the Internal Revenue Code, no Employee Benefit Plan provides health or welfare benefits (through the purchase of insurance or otherwise) for any retired or former employees of the Borrower or any of its ERISA Affiliates.

          (d) In accordance with the most recent actuarial valuations, the Amount of Unfunded Benefit Liabilities individually or in the aggregate for all Pension Plans (excluding for purposes of such computation any Pension Plans which have a negative Amount of Unfunded Benefit Liabilities), does not exceed $25,000.

     4.14 Government Regulation. The Borrower is not subject to regulation under
          ---------------------
the Public Utility Holding Company Act of 1935, the Federal Power Act, the Investment Company Act of 1940 (as any of the preceding acts have been amended) or other Law which regulates the Incurrence by the Borrower of Indebtedness, including, but not limited to, Laws relating to common carriers or the sale of electricity, gas, steam, water or other public utility services.

     4.15 Capital Structure. The Borrower does not have any interest in any
          -----------------
Person or any Investments (except Permitted Investments). All of the issued and outstanding membership interests of the Borrower are validly issued. Except as set forth on Schedule A, the Borrower has not granted or issued, or agreed to grant or issue, any puts, calls or other similar rights to any Person obligating the Borrower to purchase or redeem any Capital Stock or any options, warrants or similar rights to any Person to acquire any shares of, or other Securities convertible into, the Borrower's Capital Stock other than stock options or phantom equity rights granted to directors, officers and employees in the ordinary course of business.

     4.16 Intellectual Property.
          ---------------------

          (a) Schedule H annexed hereto sets forth a complete and correct list, as of the Closing Date, of: (i) all patented or registered Intellectual Property and pending patent applications or applications for registration of Intellectual Property owned or filed by or on behalf of the Borrower; (ii) all trade names and unregistered trademarks or service marks owned by or used by the Borrower; and (iii) all licenses of Intellectual Property to which the Borrower is a party, either as licensee or licensor other than "off the shelf" licenses. Except as set forth on Schedule H, the Borrower owns or is licensed to use all Intellectual Property necessary to permit the operation of its business as currently conducted.

               (b) Except as disclosed in Schedule H, no claim has been asserted by any Person with respect to the use of any such Intellectual Property, or challenging or questioning the validity or effectiveness of any such Intellectual Property. Except as disclosed in Schedule H, to the knowledge of the Borrower, the use of such Intellectual Property by the Borrower does not infringe on the rights of any Person, subject to such claims and infringements as do not, in the aggregate, give rise to any liabilities on the part of the Borrower that would have a Material Adverse Effect.

        4.17   Environmental Matters.  Except as set forth in Schedule C annexed
               ---------------------
hereto:

               (a) the operations of the Borrower (including, without limitation, all operations and conditions at or in the Facilities) comply with all Environmental Laws except for any such noncompliance which would not reasonably be expected to have a Material Adverse Effect;

               (b) the Borrower has obtained all Permits under Environmental Laws necessary to its operations, and all such Permits are in full force and effect, and the Borrower is in compliance with the terms and conditions of such Permits except for any such failure to obtain, maintain or comply which would not reasonably be expected to have a Material Adverse Effect;

               (c) the Borrower has not received (i) a written Environmental Claim except for an Environmental Claim which would not reasonably be expected to have a Material Adverse Effect or (ii) any request for information under
Section 104 of CERCLA or comparable foreign or state laws regarding any matter which could reasonably be expected to result in a Material Adverse Effect;

               (d) the Borrower is not involved in any investigation, response or corrective action relating to or in connection with any Hazardous Materials at any Facility or at any other location except for such of the foregoing which would not reasonably be expected to have a Material Adverse Effect;

               (e) neither the Borrower nor any Facility is subject to any judicial or administrative proceeding alleging the violation of or liability under any Environmental Laws;

               (f) neither the Borrower nor any of its operations or Facilities are subject to any outstanding written order, decree or agreement with any governmental authority or private party relating to (i) any actual or potential violation of or liability under Environmental Laws or (ii) any Environmental Claims except for such of the foregoing which would not reasonably be expected to have a Material Adverse Effect;

               (g) neither the Borrower nor, to the best of the Borrower's knowledge, any predecessor of the Borrower has filed any notice under any Environmental Law indicating past or present treatment, storage or disposal of hazardous waste, as defined under 40 C.F.R. Parts

260-270 or any state equivalent except for such notices which would not reasonably be expected to have a Material Adverse Effect;


          (h) to the best of the Borrower's knowledge, no Facilities are listed or proposed for listing on the National Priorities List under CERCLA or listed on the Comprehensive Environmental Response, Compensation and Liability Information System List promulgated pursuant to CERCLA, or included on any similar list maintained by any governmental authority except in each case for such of the foregoing which would not reasonably be expected to have a Material Adverse Effect;

          (i) to the best of the Borrower's knowledge, no Hazardous Materials exist on, under or about any Facility in a manner that would reasonably be expected to give rise to an Environmental Claim having a Material Adverse Effect, and the Borrower has not filed any notice or report of a Release of any Hazardous Materials that would reasonably be expected to give rise to an Environmental Claim having a Material Adverse Effect;


          (j) neither the Borrower nor, to the best of the Borrower's knowledge, any of its predecessors has disposed of, or arranged for the disposal or treatment of, any Hazardous Materials in a manner or at any Facility or other location that would reasonably be expected to give rise to an Environmental Claim having a Material Adverse Effect; and

          (k) to the best of the Borrower's knowledge, no underground storage tanks, landfills or surface impoundments are on, at or under any Facility except in each case for such of the foregoing which would not reasonably be expected to have a Material Adverse Effect.

          Notwithstanding anything in this Section 4.17 to the contrary, to the best of the Borrower's knowledge, there are no past or present events, conditions, circumstances or activities, including, without limitation, any matter disclosed on Schedule C annexed hereto, which may interfere with
                    ----------
compliance by the Borrower with any Environmental Law, or which may give rise to any liability under any Environmental Law which, individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect.

     4.18 Permits. Except with respect to approval of the Management Agreement
          -------
by the National Indian Gaming Commission and as disclosed on Schedule I, the Borrower has, and immediately after the Loans will have, all Permits that are material to the condition (financial or otherwise), business, operations, assets, property or prospects of the Borrower or required in connection with the Borrower's business. The Borrower is (and will be immediately after the Loans) in compliance with all applicable Laws of all Tribunals having jurisdiction over the conduct of its business. All Permits are valid and in full force and effect and will be valid and in full force and effect following the making of the Loans. The Borrower is, and immediately after the Loans will be, in compliance with its obligations under the Permits, and no event has occurred that allows, or after notice or lapse of time would allow, cancellation, revocation or termination of such Permits. Except as described on Schedule I hereto, to the best of the Borrower's knowledge, the Borrower is not party to any investigation, notice of violation, order or complaint before any court or regulatory body or of any other proceedings which could in any manner threaten or adversely affect the validity or continued effectiveness of the Borrower's Permits.

     4.19 Insurance. The Borrower carries or is entitled to the benefits of
          ---------
insurance (including self-insurance) in such amounts and covering such risks as is generally maintained by companies of established repute engaged in the same or similar businesses, and all such insurance is (and will be immediately after the Loans) in full force and effect.

     4.20 Labor Matters. No labor disturbance by the employees of the Borrower
          -------------
exists or, to the best knowledge of the Borrower, is threatened, and the Borrower is not aware of any existing or imminent labor disturbance by the employees of the Borrower's principal suppliers, manufacturers or customers that could, singly or in the aggregate, have a Material Adverse Effect.

     4.21 Broker's or Finder's Fees. Other than fees payable to Jefferies &
          -------------------------
Company, Inc. and the Lenders, no broker's or finder's fees or commissions will be payable by the Borrower with respect to any transaction contemplated hereby and no similar fees or commissions will be payable by the Borrower for any other services rendered to the Borrower in connection with the transactions contemplated hereby and thereby. The Borrower represents, warrants, covenants and agrees that it will indemnify the Lenders against, and hold each of them completely harmless from and against, any and all claims, demands or liabilities for broker's or finder's fees or similar fees or commissions asserted to have been incurred in connection with any of the transactions contemplated hereby.

SECTION 5.  AFFIRMATIVE COVENANTS

            The Borrower covenants and agrees that, until the Loans and the Notes and all other amounts due under this Agreement have been indefeasibly paid in full in cash and all Commitments have terminated, it shall fully and timely perform all covenants in this Section 5 required to be performed by it.

     5.1 Financial Statements and Other Reports. The Borrower will maintain a
         --------------------------------------
system of accounting established and administered in accordance with sound business practices to permit preparation of consolidated financial statements in conformity with GAAP. The Borrower shall timely deliver to the Lenders the information listed below in paragraphs (a) through (d) and shall timely give the Lenders the notices listed below in paragraphs (e) through (k):

            (a) Annual Financial Statements. As soon as available, but not later
                ---------------------------
than 90 days after each Fiscal Year end: (i) the annual audited Financial Statements of the Borrower; (ii) a comparison in reasonable detail to the prior year audited Financial Statements; (iii) the Auditors' unqualified opinion and "Management Letter" subject to customary restrictions; (iv) a narrative discussion of the financial condition and results of operations and the liquidity and capital resources of the Borrower for such Fiscal Year, prepared by the chief financial officer of the Borrower; and (v) a certificate signed by the chief financial officer of the Borrower stating that no Default or Event of Default has occurred and is continuing. All such Financial Statements shall be prepared from and on a basis consistent with the books and records of the Borrower. All such Financial Statements shall fairly represent the position of the Borrower as at the respective dates thereof and the results of operations and cash flows of the Borrower for the periods then ended.

          (b) Quarterly Financial Statements. As soon as available, but not
              ------------------------------
later than 45 days after the end of each of the first three fiscal quarters: (i) Financial Statements of the Borrower as of the fiscal quarter then ended, and for the Fiscal Year to date; (ii) a comparison in reasonable detail to the Financial Statements for the corresponding periods of the prior Fiscal Year;
(iii) the certification of the chief executive officer or chief financial officer of the Borrower that such Financial Statements have been prepared in accordance with GAAP (subject to year-end audit adjustments); (iv) a narrative discussion of the financial condition and results of operations and the liquidity and capital resources of the Borrower for such fiscal quarter and Fiscal Year to date, prepared by the chief financial officer of the Borrower; and (v) a certificate signed by the chief financial officer of the Borrower stating that no Default or Event of Default has occurred and is continuing. All such Financial Statements shall fairly represent the position of the Borrower as at the respective dates thereof and the results of operations and cash flows of the Borrower for the periods then ended (subject to year-end adjustments).

          (c) Monthly Financial Statements. As soon as available, but not later
              ----------------------------
than 30 days after the end of each month: (i) a balance sheet for the Borrower as at the end of such month and for the Fiscal Year to date and statements of operations and cash flows for such month and for the Fiscal Year to date; (ii) a comparison to the balance sheet, statement of operations and statement of cash flows for the same year to date period in the prior year; and (iii) a certification by the chief financial officer of the Borrower that such balance sheet, statement of operations and statement of cash flows fairly represent the position of the Borrower as at the respective dates thereof and the results of operations and cash flows of the Borrower for the periods then ended (subject to year-end adjustments). As soon as available, but not later than 15 days after the end of each month, a computation of the Management Fee accrued during such month together with a statement of the amount of such fee paid in cash. All Financial Statements shall be in the form in which they are prepared internally by the Borrower.

          (d) Further Assurances. When reasonably requested any Lender, any
              ------------------
further information regarding the business affairs and financial condition of the Borrower.

          (e) Notice of Defaults. Promptly, and in any event within two (2)
              ------------------
Business Days after becoming aware of the occurrence of a Default or Event of Default, a certificate of the chief executive officer or chief financial officer of the Borrower specifying the nature thereof and the Borrower's proposed response thereto, each in reasonable detail.

          (f) Proceedings or Adverse Changes. Promptly, and in any event within
              ------------------------------
five (5) Business Days after the Borrower becomes aware of (i) any proceeding being instituted by or against the Borrower in any federal, state, local or foreign court or before any commission or other regulatory body (federal, state, local or foreign) seeking an injunction or any such proceeding being instituted or threatened, (ii) any order, judgment or decree in excess of $25,000 being entered against the Borrower or any of its properties or assets or (iii) any actual or prospective change, development or event which has had or could reasonably be expected to have a Material Adverse Effect, a written statement describing such proceeding, order, judgment, decree, change, development or event and any action being taken with respect thereto by the Borrower.

          (g) ERISA Notices. (i) Promptly, and in any event within ten (10)
              -------------
Business Days after the Borrower or any ERISA Affiliate knows that an ERISA Event has occurred, a written statement of the chief financial officer of the Borrower describing such ERISA Event and any action that is being taken with respect thereto by the Borrower or ERISA Affiliate, and any action taken or threatened by the Internal Revenue Service, Department of Labor or the PBGC. The Borrower and the ERISA Affiliate shall be deemed to know all facts known by the administrator of any Employee Benefit Plan of which it is the plan sponsor; (ii) promptly, and in any event within three (3) Business Days after the filing thereof with the Internal Revenue Service, a copy of each funding waiver request filed with respect to any Employee Benefit Plan and all communications received by the Borrower or any ERISA Affiliate with respect to such request; and (iii) promptly, and in any event within three (3) Business Days after receipt by the Borrower or any ERISA Affiliates, of the PBGC's intention to terminate an Employee Benefit Plan or to have a trustee appointed to administer an Employee Benefit Plan, copies of each such notice.

          (h) Environmental and Health and Safety Notices. Promptly, and in any
              -------------------------------------------
event within ten (10) Business Days after receipt by the Borrower of any notice, complaint or order alleging actual or prospective violation in any material respect of any Environmental Law or health or safety Law or alleging responsibility for costs of a cleanup, together with a copy of such notice, complaint, or order and a written statement describing any action being taken with respect thereto by the Borrower.

          (i) Material Contracts and Permits. Promptly, and in any event within
              ------------------------------
three (3) Business Days after any Material Contract (including the Management Agreement) or Permit is terminated or amended or any new Material Contract (including the Management Agreement) or new Permit is entered into or issued by or to the Borrower, a written statement describing such event, with copies of amendments or new contracts or Permits, and an explanation of any actions being taken with respect thereto.

          (j) Management Agreement Approval. Promptly, and in any event within
              -----------------------------
three (3) Business Days of receipt of any approval or disapproval by any Tribunal of or with respect to the Management Agreement, or any material correspondence or developments with respect thereto, copies of such approval, disapproval or correspondence.

          (k) Bank Loan Notices. Promptly, and in event within three (3)
              -----------------
Business Days of receipt thereof, copies of all notes, financial statements, reports or other correspondence or information delivered under or with respect to the Bank Loan.

     5.2  Corporate Existence, Etc. The Borrower will at all times preserve and
          ------------------------
keep in full force and effect its limited liability company existence and rights and franchises to its business, except where the failure to so preserve or keep such rights and franchises will not, singly or in the aggregate, have a Material Adverse Effect.

     5.3  Payment of Taxes and Claims; Tax Consolidation. The Borrower will pay
          ----------------------------------------------
all Taxes, assessments and other governmental charges imposed upon it or any of its properties or assets or in respect of any of its franchises, business, income or property before any penalty accrues thereon, and all claims (including, without limitation, claims for labor, services, materials and supplies) for sums which have become due and payable and which by Law have or may become a Lien upon any of its properties or assets prior to the time when any material penalty or fine shall be incurred with respect thereto; provided,
                                                                     --------
however, that no such charge or claim need be paid if it is a Contested Claim.
-------
     5.4 Maintenance of Properties; Insurance. The Borrower will maintain or
         ------------------------------------
cause to be maintained in good repair, working order and condition, ordinary wear and tear excepted, all properties used or useful in the business of the Borrower and from time to time promptly will make or cause to be made all necessary repairs, renewals and replacements thereof; provided, however, that
                                                      --------  -------
nothing in this Section 5.4 shall prevent the Borrower from discontinuing the use, operation or maintenance of any such properties, or disposing of any of them, if such action is in the ordinary course of business or, in the reasonable good faith judgment of the Borrower, necessary or desirable in the conduct of its business or otherwise permitted by this Agreement. The Borrower will maintain or cause to be maintained, with financially sound and reputable insurers or with self insurance programs, in each case to the extent consistent with prudent business practices and customary in its industries, insurance with respect to its properties and business against loss or damage of the kinds (including, in any event, business interruption insurance) and in the amounts customarily carried or maintained under similar circumstances by corporations of established reputation engaged in similar businesses and owning similar properties in the same general respective areas in which the Borrower operates.

     5.5 Inspection. The Borrower shall permit any authorized representatives
         ----------
designated by the Lenders to visit and inspect any of the properties of the Borrower, including, without limitation, its financial and accounting records, and to make copies and take extracts therefrom, and to discuss its affairs, finances and accounts with its officers and independent public accountants, all upon reasonable notice and at such reasonable times during normal business hours and as often as may be reasonably requested.

     5.6 Compliance with Laws, Etc. The Borrower shall comply in all material
         -------------------------
respects with the requirements of all applicable Laws of any Tribunal.

     5.7 Maintenance of Accurate Records, Etc. The Borrower shall keep true
         -------------------------------------
books and records and accounts in which full and correct entries will be made of all its business transactions, and will reflect in its financial statements adequate accruals and appropriations to reserves all in accordance with GAAP and consistent with prior business practices.

     5.8 Permits. The Borrower shall at all times promptly obtain as required,
         -------
preserve, maintain, protect, keep in full force and effect and comply with all terms, conditions and requirements of its Permits and other licenses, authorizations, approvals and consents necessary or material in the conduct of its operations and all rights and interests therein or thereunder, except where the failure do so would not have a Material Adverse Effect. The Borrower shall use its best efforts to obtain all requisite Permits and other approvals and consents necessary for the Management Agreement to become effective. In addition, the Borrower shall use commercially reasonable best efforts to obtain a determination from the National Indian Gaming Commission that the Collateral Assignment and Security Agreement does not constitute a management contract subject to the National Indian Gaming Commission's approval.

     5.9   ERISA Compliance. The Borrower will (a) make prompt payment of all
           ----------------
contributions which it is obligated to make under all Pension Plans and which are required to meet the minimum funding standard set forth in ERISA with respect to each of the Pension Plans, (b) within 30 days after the filing thereof, furnish to the Lenders each Schedule B to the annual return/report (Form 5500 Series), required to be filed with the Department of Labor and/or the Internal Revenue Service pursuant to ERISA, with respect to each of the Pension Plans that is not a Multiemployer Plan for each Plan year, and (c) notify the Lenders promptly upon becoming aware of any fact, including but not limited to, any Reportable Event arising in connection with any of the Pension Plans that is not a Multiemployer Plan, which could be reasonably expected to constitute grounds for termination thereof by the PBGC or for the appointment by the appropriate United States District Court of a trustee to administer such Pension Plan, together with a statement as to the action, if any, proposed to be taken with respect thereto.

     5.10  Development Fee Reserve. Prior to the receipt by Trump Hotels &
           -----------------------
Casino Resorts Development Company, LLC of any Development Fee, the Borrower shall deposit into the Development Fee Reserve an amount equal to such Development Fee to be received, such amounts so deposited to be held and dedicated for the purpose of satisfying the Borrower's obligations, if any, under the Payment Guaranty Agreement. Borrower shall provide notice of the payment of the Development Fee no later than one (1) Business Day following payment of the Development Fee pursuant to the terms of the Development Agreement.

SECTION 6. NEGATIVE COVENANTS

           The Borrower covenants and agrees that, until the Loans and the Notes and all other amounts due under this Agreement have been indefeasibly paid in full in cash and all Commitments have terminated, it shall fully and timely perform all covenants in this Section 6.

     6.1   Indebtedness. The Borrower shall not, directly or indirectly, Incur
           ------------
any Indebtedness, except for the following ("Permitted Indebtedness"):

           (a) Obligations under the Loan Documents, including the Notes;

           (b) Indebtedness of the Borrower in connection with the Bank Loan as described on Schedule B; and

           (c) Contingent Obligations under the Management Agreement.

     6.2   Liens. The Borrower will not, directly or indirectly, create, incur,
           -----
assume or permit or suffer to exist any Liens of any kind against or upon any property or assets of the Borrower whether owned on the Closing Date or acquired after the Closing Date, or any proceeds therefrom, or assign or otherwise convey any right to receive income or profits therefrom, except for:

           (a) Liens securing the Notes; and

           (b) Permitted Liens.

     6.3 Restricted Payments. The Borrower will not, directly or indirectly, (i)
         -------------------
declare or pay any dividend or make any distribution (other than dividends or distributions payable in Qualified Capital Stock of the Borrower) on or in respect of shares of the Borrower's Capital Stock to holders of such Capital Stock, (ii) purchase, redeem or otherwise acquire or retire for value any Capital Stock of the Borrower or any warrants, rights or options to purchase or acquire shares of any class of such Capital Stock, or (iii) make any Investment (other than Permitted Investments) (each of the foregoing actions set forth in clauses (i), (ii) and (iii) being referred to as a "Restricted Payment"), except that so long as no Default or Event of Default has occurred and is continuing and all prepayments then required to be made under Section 2.4 hereof have been made, the Borrower may pay dividends or make distributions to the holders of its Capital Stock.

     6.4 Restriction on Fundamental Changes. Except as otherwise permitted in
         ----------------------------------
this Agreement, the Borrower will not, directly or indirectly, in a single transaction or series of related transactions, consolidate or merge with or into any Person, or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its assets, whether as an entirety or substantially as an entirety to any Person.

     6.5 Transactions with Shareholders and Affiliates.
         ---------------------------------------------

         (a) The Borrower will not, directly or indirectly, enter into or permit to exist any transaction or series of related transactions (including, without limitation, the purchase, sale, lease or exchange of any property, the giving of any guarantee, the making of any Investment, the rendering of any service or the sharing of any employees) with, or for the benefit of, any of its Affiliates (each an "Affiliate Transaction"), without the prior written approval of the Required Lenders.

     6.6 Business Activities; Future Collateral.
         --------------------------------------

         (a) The Borrower shall not engage in any activity other than managing, developing and financing, as contemplated under the Management Agreement and the Bank Loan, the Spotlight 29 Casino in Coachella, California.

         (b) The Borrower shall promptly notify the Lenders upon the Borrower's direct or indirect acquisition of additional property or assets after the date hereof. Any such property or assets shall be required to be pledged to the Lenders and the Borrower shall cause the Lenders to have at all times a first priority perfected security interest (subject only to Permitted Liens) in all of the property or assets now or hereafter acquired from time to time by the Borrower. Without limiting the generality of the foregoing, the Borrower shall promptly execute, deliver and/or file (as applicable) such additional pledge, security, Uniform Commercial Code financing statements and other instruments and documentation deemed necessary or advisable by the Lenders for the Borrower to grant such a first priority perfected security interest to the Lenders, in each case in form and substance satisfactory to the Lenders. With respect to any property or assets acquired after the date hereof, the Borrower shall cause its counsel to deliver such legal opinions as the Lenders may request with respect to the matters referred to in this Section 6.6(b).

     6.7   Amendments to Charter Documents. The Borrower shall not amend its
           -------------------------------
certificate of formation, operating agreement or any other organizational document in any respect which could be materially adverse to the interests of the Lenders.

     6.8   Asset Sales. The Borrower shall not, directly or indirectly,
           -----------
consummate any Asset Sale unless (i) the aggregate fair market value of assets subject to such Asset Sales and all other previously consummated Asset Sales does not exceed $10,000, (ii) the Borrower receives consideration therefor at the time thereof at least equal to the fair market value at the time of such Asset Sale of the property, assets or stock that is the subject of such Asset Sale, (iii) at least 85% of the consideration received therefor by the Borrower is in the form of cash or Cash Equivalents, and (iv) all of the Net Cash Proceeds in respect thereof are applied by the Borrower in accordance with
Section 2.4(b)(iii).

     6.9   Management Agreement and Development Agreement. The Borrower shall
           ----------------------------------------------
not amend the draft of the Management Agreement nor shall Borrower or any of its Affiliates amend the provisions of Section 2.2, 8.2 or 13.3 of the Development Agreement presented to the Lenders on or prior to the Closing Date in a manner that is adverse to the Lenders (or enter into a Management Agreement or permit its Affiliates to enter into an amendment to the Development Agreement which differs, in a manner adverse to the Lenders, from the draft of the Management Agreement or the amendment to the Development Agreement, respectively, presented to the Lenders on or prior to the Closing Date), without the prior written consent of the Required Lenders. After execution of the Management Agreement and the amendment to the Development Agreement, neither the Borrower nor its Affiliates shall amend, modify or supplement, or waive or fail to enforce any provision of, or terminate, the Management Agreement or the Development Agreement or approve the terms of any subordination provisions related to the Permitted Hotel Debt (as such term is defined in the Bank Loan Credit Agreement) without the prior written consent of the Required Lenders.

     6.10  Bank Loan. The Borrower shall not take any action under the Bank Loan
           ---------
(including all related agreements), including agreeing or consenting to any amendment, restatement, modification or supplement thereof, waiving or failing to enforce any provisions thereof, exercising or consenting to the exercise of remedies thereunder, assigning its loans or selling participation interests therein, or otherwise taking any action under or with respect to or in connection with the Bank Loan, without, in each case, obtaining the prior written consent of the Required Lenders. The Borrower shall take all actions under the Bank Loan as shall be directed by the Required Lenders.

SECTION 7. EVENTS OF DEFAULT

           If any of the following conditions or events ("Events of Default")
                                                          -----------------
shall occur and be continuing:

     7.1   Failure To Make Payments When Due. Failure to pay any installment of
           ---------------------------------
principal of the Loans when due, or failure to pay interest on the Loans or other amounts due under this Agreement or any other Loan Document when due, whether at stated maturity, by acceleration, by notice of prepayment or otherwise; or

     7.2 Default in Other Agreements. (a) Failure of the Borrower to pay any
         ---------------------------
principal or other amounts due on one or more issues of Indebtedness of the Borrower (other than Indebtedness referred to in Section 7.1) having an outstanding principal amount of $25,000 or greater or breach or default by the Borrower with respect to any other term of any one or more issues of Indebtedness of the Borrower having an outstanding principal amount of $25,000 or greater or any agreement or instrument evidencing or securing such Indebtedness and such default or breach results or, with notice or the passage of time, would result in the acceleration of that Indebtedness prior to its stated maturity (or permit the holders of such Indebtedness to accelerate such maturity); or (b) the occurrence of any default or event of default under the Bank Loan; or

     7.3 Breach of Certain Covenants. Failure of the Borrower to perform or
         ---------------------------
comply with any covenant, term or condition contained in Section 2.4(b), Section 5.1(e), Section 5.2 or Section 6; or

     7.4 Breach of Warranty. Any representation, warranty or certification made
         ------------------
or delivered by the Borrower in any Loan Document or in any statement or certificate at any time given by the Borrower in writing pursuant hereto or thereto or in connection herewith or therewith shall be false or incorrect in any respect in all respects (with respect to representations, warranties and certifications qualified by materiality or Material Adverse Effect) and in all material respects (with respect to all other representations, warranties and certifications) on the date as of which made or deemed made; or

     7.5 Other Defaults Under This Agreement or Loan Documents. The Borrower
         -----------------------------------------------------
shall default in the performance of or compliance with any covenant, term or condition contained in this Agreement or the other Loan Documents (other than those covered by Sections 7.1, 7.3 or 7.4) and such default shall not have been remedied or waived in accordance with this Agreement within thirty (30) days after the date of written notice of such default from the Required Lenders; or

     7.6 Involuntary Bankruptcy; Appointment of Custodian, Etc. A court of
         -----------------------------------------------------
competent jurisdiction enters a Bankruptcy Order under any Bankruptcy Law that:

         (a) is for relief against the Borrower or the Guarantor in an involuntary case or proceeding, or

         (b) appoints a Custodian of the Borrower or the Guarantor for all or substantially all of its respective properties, or

         (c) orders the liquidation of the Borrower;

         and in each case the order or decree remains unstayed and in effect for thirty (30) days; or

     7.7 Voluntary Bankruptcy; Appointment of Custodian, Etc. The Borrower or
         ---------------------------------------------------
the Guarantor pursuant to or within the meaning of any Bankruptcy Law:

         (a) commences a voluntary case or proceeding, or

          (b) consents to the entry of a Bankruptcy Order for relief against it in an involuntary case or proceeding, or

          (c) consents to the appointment of a Custodian of it or for all or substantially all of its property, or

          (d) makes a general assignment for the benefit of its creditors or files a proposal or scheme of arrangement involving the rescheduling or composition of its indebtedness, or

          (e) consents to the filing of a petition in bankruptcy against it, or

          (f) shall generally not pay its debts when such debts become due or shall admit in writing its inability to pay its debts generally; or

     7.8  Judgments and Attachments. Any money judgment, writ of attachment or
          -------------------------
warrant of attachment, or similar process involving in any individual case or in the aggregate at any time an amount in excess of $25,000 (to the extent not covered by third-party insurance as to which the insurance company has acknowledged coverage) shall be entered or filed against the Borrower or any of its properties or assets and shall remain undischarged, unvacated, unbonded or unstayed for a period of thirty (30) days or in any event later than five days prior to the date of any proposed sale thereunder; or

     7.9  Dissolution. Any order, judgment or decree shall be entered against
          -----------
the Borrower decreeing the dissolution or split-up of the Borrower and such order shall remain undischarged or unstayed for a period in excess of 30 days; or

     7.10 Guaranty. (a) The Guaranty or any provision thereof shall cease to be
          --------
in full force or effect (other than in accordance with its express terms), or
(b) the Guarantor or any Person acting by or on behalf of the Guarantor shall deny or disaffirm the Guarantor's obligations under the Guaranty during the term thereof, or (c) the Guarantor shall default in the due performance or observance of any term, covenant or agreement on its part to be performed or observed, after giving effect to any applicable grace periods, pursuant to the Guaranty; or

     7.11 Liens. Any of the Loan Documents to which the Borrower is a party
          -----
shall for any reason fail to result in the Lenders having a valid, first priority perfected Lien on the collateral pledged under the Security Agreement; or

     7.12 ERISA Event. An ERISA Event shall have occurred that, in the opinion
          -----------
of the Required Lenders, when taken together with all other ERISA Events that have occurred, has had or could reasonably be expected to result in a Material Adverse Effect; or

     7.13 Change of Control. A Change of Control shall occur; or
          -----------------

     7.14 Management Agreement Not Effective. The Management Agreement (in
          ----------------------------------
substantially the form presented to the Lenders prior to the initial Lending
Date), together with any changes or amendments thereto permitted under Section
6.9 hereof) is not effective and in full force and effect on or prior to August 15, 2002; or any required Permits relating to the

Management Agreement (including the approval of the National Indian Gaming Commission) have not been received or are not in full force and effect on or prior to such date; or

     7.15   Termination of Management Agreement. The Management Agreement is
            -----------------------------------
terminated, with or without cause prior to the expiration of its term; or

     7.16   Failure to Have Permits. The Borrower ceases to have all Permits
            -----------------------
(including a license issued by the Twenty-Nine Palms Gaming Commission under the Compact) necessary or required in connection with the Bank Loan and the transactions contemplated thereunder or is found "unsuitable" by any California gaming agency;

     7.17   Management Agreement. Following approval of the Management Agreement
            --------------------
by the National Indian Gaming Commission, the Borrower ceases to have all Permits necessary or required in connection with the Management Agreement;

     7.18   Default Under Management Agreement. The occurrence of any event or
            ----------------------------------
occurrence under the Management Agreement which, with notice or the passage of time, or both, enables the Tribe (or Twenty-Nine Palms Enterprises Corporation) to suspend the Borrower as manager or terminate the Management Agreement and either (x) such event or circumstance is not cured (such that the Tribe (or Twenty-Nine Palms Enterprises Corporation) can no longer suspend the Borrower as manager or terminate the Management Agreement) or (y) the Borrower has not provided the Lenders with evidence satisfactory in all respects to the Lenders of its ability and intent to cure such event or circumstance, in each case, on or prior to the date that is at least 20 days prior to the date the Tribe (or Twenty-Nine Palms Enterprises Corporation) is permitted to suspend the Borrower as manager or terminate the Management Agreement (or if the Management Agreement entitles the Tribe (or Twenty-Nine Palms Enterprises Corporation) to suspend the Borrower as manager or terminate the Management Agreement on a date less than 30 days after such event or circumstance, at least 3 days after such event or circumstance);

     7.19   Loss of License or Exemption. Other than as a result of an
            ----------------------------
assignment of the Loans to a Person who is, at the time of such assignment, neither licensed by the Twenty-Nine Palms Gaming Commission under the Compact nor exempt from licensure under the Compact, any of the Lenders are finally determined by the California Division of Gambling Control, the California Gambling Commission or any other California State gambling regulatory authority to have been improperly exempted from any licensure by the Twenty-Nine Palms Gaming Commission or are required to be licensed;

THEN (i) upon the occurrence of any Event of Default described in the foregoing Sections 7.6 or 7.7, all of the unpaid principal amount of and accrued interest on the Loans and all other outstanding Obligations shall automatically become immediately due and payable, without presentment, demand, protest or other requirements of any kind, all of which are hereby expressly waived by the Borrower, and the Commitments of the Lenders hereunder shall thereupon terminate, (ii) upon the occurrence of any other Event of Default other than the Event of Default described in Section 7.19, the Required Lenders shall, by written notice to the Borrower, declare all of the unpaid principal amount of and accrued interest on the Loans and all other outstanding Obligations to be, and the same shall forthwith become, due and payable, and the Commitments of the Lenders hereunder shall thereupon terminate and (iii) upon the occurrence of any Event of Default described in Section 7.19, the Required Lenders shall use reasonable efforts (which shall not require (x) the payment of any fees or expenses other than non-material administrative or filing fees or
(y) disclosure of any personal information (other than minimal identifying information) relating to the directors, officers or employees of such Lender) to obtain a license from the Twenty-Nine Palms Gaming Commission under the Compact, and if such license is not obtained within 15 days following the occurrence of an event described in Section 7.19, on the sixteenth day following such occurrence, the Required Lenders shall, by written notice to the Borrower, declare all of the unpaid principal amount of and accrued interest on the Loans and all other outstanding Obligations to be, and the same shall forthwith become, due and payable, and the Commitments of the Lenders hereunder shall thereupon terminate.

            The provisions of clauses (ii) and (iii) above are subject to the condition that if the principal of and accrued interest on all or any outstanding Loans and all other outstanding Obligations have been declared immediately due and payable by reason of the occurrence of any Event of Default other than an Event of Default described in Sections 7.6 or 7.7, the Required Lenders may, by written instrument filed with the Borrower, rescind and annul such declaration and the consequences thereof, provided that at the time such declaration is annulled and rescinded:

                  (i) no judgment or decree has been entered for the payment of any monies due pursuant to the Loans or this Agreement;

                  (ii) all arrears of interest upon all the Loans and all other sums payable under the Loans and under this Agreement (except any principal or interest on the Loans which has become due and payable solely by reason of such declaration under clause (ii) or (iii) above) shall have been duly paid; and

                  (iii) each and every other Default and Event of Default shall have been made good, cured or waived pursuant to the terms of this Agreement; and provided further, that no such rescission and annulment shall extend to or affect any subsequent Default or Event of Default or impair any right consequent thereto.

SECTION 8.  INTENTIONALLY OMITTED

SECTION 9.  MISCELLANEOUS

     9.1 Participations in and Assignments of Loans and Notes.
         ----------------------------------------------------

            (a) Each Lender shall have the right at any time to sell, assign, transfer or negotiate all or any portion of its Loans or Commitments in an aggregate amount of not less than $1,000,000 to any Eligible Assignee. In the case of any sale, transfer or negotiation of all or part of the Loans or any Commitments authorized under this Section 9.1(a), the assignee, transferee or recipient shall become a party to this Agreement as a Lender by execution of an assignment and assumption agreement; provided that (i) at such time, Sections 2.1(a) and (b) shall be deemed modified to reflect the Commitments of such new Lender and of the existing Lenders and (ii) upon surrender of the Notes, new Notes will be issued, at the Borrower's expense, to such new Lender and to the assigning Lender, such new Notes to be in conformity with the requirements of Section 2.1(e) (with appropriate modifications) to the extent needed to reflect the revised Commitments. To the extent of any assignment pursuant to this Section 9.1(a), the assigning Lender shall be relieved of its obligations hereunder with respect to its assigned Commitments, and the assignee, transferee or recipient shall have, to the extent of such sale, assignment, transfer or negotiation, the same rights, benefits and obligations as it would if it were a Lender with respect to such Loans or Commitments, including, without limitation, the right to approve or disapprove actions which, in accordance with the terms hereof, require the approval of a Lender. At the time of each assignment pursuant to this Section 9.1(a) to an Eligible Assignee which is not already a Lender hereunder and which is not a United States Person (as such term is defined in Section 7701(a)(30) of the Internal Revenue Code) for Federal income tax purposes, the respective Eligible Assignee shall provide to the Borrower the appropriate Internal Revenue Service Forms (and, if applicable, a Section 9.1(e)(ii) Certificate) described in
Section 9.1(e).

          (b) Each Lender may grant participations in all or any part of its Loans or its Commitments to any Person (a "participant"); provided, however,
                                                          --------  -------
that (i) such Lender's obligations under this Agreement shall remain unchanged,
(ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under the Agreement and such Lender shall retain the sole right to enforce the obligations of the Borrower relating to the Loans and to approve any amendment, modification or waiver of any provision of this Agreement (other than amendments, modifications or waivers with respect to any fees payable hereunder or the amount of principal of or the rate at which interest is payable on the Loans, or the dates fixed for payments of fees or principal of or interest on the Loans or termination of the Commitments). The Borrower agrees that each participant shall be entitled to the benefits of
Section 9.18 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 9.1(a); provided, however, that a
                                                   --------  -------
participant shall not be entitled to receive any greater payment under Section
9.18 than the applicable Lender would have been entitled to receive with respect to the participation sold to such participant, unless the sale of the participation to such participant is made with the Borrower's prior written consent. To the extent permitted by law, each participant also shall be entitled to the benefits of Section 9.4 as though it were a Lender, provided such participant agrees to be subject to Section 9.17(b) as though it were a Lender.

          (c) The Borrower shall, at its own cost and expense, provide such certificates, acknowledgments and further assurances in respect of this Agreement and the Loans as any Lender may reasonably require in connection with any participation, transfer or assignment pursuant to this Section 9.1.

          (d) Nothing in this Agreement shall prevent or prohibit any Lender from pledging its Loans and Notes hereunder to a Federal Reserve Bank in support of borrowings made by such Lender from such Federal Reserve Bank.

          (e) Each Lender that is an assignee or transferee of an interest under this Agreement pursuant to Section 9.1(a) (unless the respective Lender was already a Lender hereunder immediately prior to such assignment or transfer) and that is not a United States Person (as such term is defined in Section 7701(a)(30) of the Internal Revenue Code) agrees to deliver to the Borrower and the Lenders, on the date of such assignment or transfer to such Lender, (i) two accurate and complete original signed copies of Internal Revenue Service Form 4224 (or W-8ECI) or 1001 (or W-8BEN) (or successor forms) certifying to such Lender's entitlement to a complete exemption from United States withholding tax with respect to payments to be made under this Agreement and under any Notes, or (ii) if the Lender is not a "bank" within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code and cannot deliver either Internal Revenue Service Form 1001 (or W-8BEN) or 4224 (or W-8ECI) pursuant to clause (i) above, two accurate and complete original signed copies of Internal Revenue Service Form W-8 (or successor form) certifying to such Lender's entitlement to a complete exemption from United States withholding tax with respect to payments of interest to be made under this Agreement and under any Notes. In addition, each Lender agrees that, when a lapse in time or change in circumstances renders the previous certification obsolete or inaccurate in any material respect, it will deliver to the Borrower and the Lenders two new accurate and complete original signed copies of Internal Revenue Service Form 4224 (or W-8ECI) or 1001 (or W-8BEN), or Form W-8, as the case may be, and such other forms as may be required in order to confirm or establish the entitlement of such Lender to a continued exemption from or reduction in United States withholding tax with respect to payments under this Agreement and any Notes, or it shall notify the Borrower and the Lenders of its inability to deliver any such Form or Certificate.

     9.2 Expenses. Whether or not the transactions contemplated hereby shall be
         --------
consummated, the Borrower agrees to promptly pay (a) all the costs and expenses incurred by the Lenders in connection with the transactions contemplated by the Loan Documents, including, without limitation, the reasonable fees, expenses and disbursements of counsel to the Lenders (including allocated costs of internal counsel) in connection with the negotiation, preparation, execution and administration of the Loan Documents and the Loans hereunder, and any amendments, modifications and waivers hereto or thereto and consents to departures from the terms hereof and thereof; and (b) after the occurrence of an Event of Default, all costs and expenses (including attorneys' fees and costs of settlement) incurred by the Lenders in enforcing any Obligations of or in collecting any payments due from the Borrower or the Guarantor hereunder or under the Notes or any other Loan Document by reason of such Event of Default or in connection with any refinancing or restructuring of the credit arrangements provided under this Agreement in the nature of a "work-out" or in connection with any insolvency or bankruptcy proceedings.

     9.3 Indemnity. In addition to the payment of expenses pursuant to Section
         ---------
9.2, whether or not the transactions contemplated hereby shall be consummated, the Borrower agrees to indemnify, pay and hold each of the Lenders, and any holder of any of the Notes, and each of their respective officers, directors, employees, agents, representatives and affiliates (collectively called the "Indemnitees"), harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever (including, without limitation, the reasonable fees and disbursements of counsel for such Indemnitees in connection with any investigative, administrative or judicial proceeding commenced or threatened, whether or not such Indemnitee shall be designated as a party thereto), which may be suffered by, imposed on, incurred by, or asserted against that Indemnitee, in any manner resulting from, connected with, in respect of, relating to or arising out of this Agreement, the other Loan Documents, the Lenders' agreements to make the Loans or the use or intended use of any of the proceeds of the Loans hereunder (the "indemnified liabilities"); provided, however, that the Borrower shall have no
                            --------  -------
obligation to an Indemnitee hereunder with respect to indemnified liabilities to the extent such liabilities are finally and unappealably judicially determined by a court of competent jurisdiction to have resulted solely from the gross negligence or willful misconduct of that Indemnitee. To the extent that the undertaking to indemnify, pay and hold harmless set forth in the preceding sentence may be unenforceable because it is violative of any law or public policy, the Borrower shall contribute the maximum portion which it is permitted to pay and satisfy under applicable law to the payment and satisfaction of all indemnified liabilities incurred by the Indemnitees or any of them.

     9.4 Setoff. In addition to any rights now or hereafter granted under
         ------
applicable Law and not by way of limitation of any such rights, upon the occurrence and during the continuance of any Default or Event of Default, each Lender, and each subsequent holder of any Notes and any Affiliate thereof is hereby authorized by the Borrower at any time or from time to time, without notice to the Borrower, any such notice being hereby expressly waived, to set off and to appropriate and to apply any and all deposits (general or special, including, but not limited to, Indebtedness evidenced by certificates of deposit, whether matured or unmatured) and any other Indebtedness or obligations at any time held or owing by such Lender, such subsequent holder or such Affiliate to or for the credit or the account of the Borrower against and on account of the obligations and liabilities of the Borrower to the Lenders under this Agreement, the Notes and the other Loan Documents, including, but not limited to, all claims of any nature or description arising out of or connected with this Agreement, the Notes or the other Loan Documents, irrespective of whether or not (a) such Lender, such subsequent holder or such Affiliate shall have made any demand hereunder or (b) such Lender, such subsequent holder or such Affiliate shall have declared the principal of or the interest on its portion of the Loans and its Notes and other amounts due hereunder to be due and payable as permitted by Section 7 and although said obligations and liabilities, or any of them, may be contingent or unmatured.

     9.5 Amendments and Waivers. No amendment, modification, termination or
         ----------------------
waiver of any term or provision of this Agreement, the Notes or any other Loan Document or consent to any departure by the Borrower or the Guarantor therefrom, shall in any event be effective without the prior written concurrence of the Borrower or the Guarantor, as the case may be, and the Required Lenders, and, upon the request of any Lender, the receipt of a written opinion of counsel of the Borrower addressed to the Lenders to the effect that such amendment, modification, termination, waiver or consent does not violate or conflict with any of the terms and provisions of any Contractual Obligation of the Borrower; provided, however, that without the prior written consent of each Lender affected, an amendment, modification, termination or waiver of this Agreement, any Notes or any other Loan Document or consent to departure from a term or provision hereof or thereof may not: (a) reduce the principal amount of Notes whose holders must consent to any such amendment, modification, termination, waiver or consent; (b) reduce the rate of or extend the time for payment of principal or interest on any Notes; (c) reduce the principal amount of any Notes; (d) make any Notes payable in money other than that stated in the Note;
(e) reduce the rate or extend the time of payment of fees or other compensation payable to the Lenders hereunder; (f) increase the amount of the Commitments;
(g) release all or substantially all or a material portion of the collateral purported to be subject to the Liens of the Security Agreement (other than releases necessary to effectuate transactions otherwise permitted under this Agreement); or (h) change the definition of "Required Lenders"; and provided, further, that without the consent of the Lenders, no such amendment, modification, termination or waiver may amend, modify, terminate or waive any provision of Section 8 as the same applies to the Lenders or any other provision of this Agreement or any other Loan Document as it relates to the rights or obligations of the Lenders. Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given. No notice to or demand on the Borrower in any case shall entitle the Borrower to any further notice or demand in similar or other circumstances. Any amendment, modification, termination, waiver or consent effected in accordance with this Section 9.5 shall be binding upon each Lender, and, if signed by the Borrower or the Guarantor, on the Borrower and the Guarantor.

      9.6 Independence of Covenants. All covenants hereunder shall be given
          -------------------------
independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or be otherwise within the limitation of, another covenant shall not avoid the occurrence of a Default or Event of Default if such action is taken or condition exists.

      9.7 Entirety. The Loan Documents and the Fee Letter embody the entire
          --------
agreement of the parties and supersede all prior agreements and understandings, if any, relating to the subject matter hereof and thereof.

      9.8 Notices. Unless otherwise provided herein, any notice or other
          -------
communications herein required or permitted to be given shall be in writing and may be personally served or delivered, telecopied, or sent by mail and shall be deemed to have been given when delivered in person, upon receipt of telecopy against receipt of answer back or four Business Days after depositing it in the mail, registered or certified, with postage prepaid and properly addressed; provided, however, that notices to the Lenders shall not be effective until
--------  -------
received. For the purposes hereof, the addresses of the parties hereto (until notice of a change thereof is delivered as provided in this Section 9.8) shall be set forth under each party's name on the signature pages hereto.

      9.9 Survival of Warranties and Certain Agreements.
          ---------------------------------------------

           (a) All agreements, representations and warranties made herein shall survive the execution and delivery of this Agreement, the making of the Loans hereunder and the execution and delivery of the Notes and, notwithstanding the making of the Loans, the execution and delivery of the Notes or any investigation made by or on behalf of any party, shall continue in full force and effect. The closing of the transactions herein contemplated shall not prejudice any right of one party against any other party in respect of anything done or omitted hereunder or in respect of any right to damages or other remedies.

           (b) Notwithstanding anything in this Agreement or implied by Law to the contrary, the agreements of the Borrower set forth in Sections 9.2, 9.3, 9.13, 9.14, 9.16 and 9.18 shall survive the payment of the Loans and the Notes and the termination of this Agreement.

      9.10 Failure or Indulgence Not Waiver; Remedies Cumulative. No failure
           -----------------------------------------------------
or delay on the part of any Lender or any holder of any Notes in the exercise of any power, right or privilege hereunder or under any other Loan Document shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege. All rights and remedies existing under this Agreement or any other Loan Document are cumulative to and not exclusive of any rights or remedies otherwise available.

      9.11  Severability. In case any provision in or obligation under this
            ------------
Agreement or any other Loan Document shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

      9.12  Headings. Section and subsection headings in this Agreement are
            --------
included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or given any substantive effect.

      9.13  Applicable Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND SHALL BE
            --------------
CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK INCLUDING, WITHOUT LIMITATION, SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

      9.14  Successors and Assigns; Subsequent Holders of Notes. This Agreement
            ---------------------------------------------------
shall be binding upon the parties hereto and their respective successors and assigns and shall inure to the benefit of the parties hereto and the permitted successors and assigns of the Lenders. The terms and provisions of this Agreement and the other Loan Documents shall inure to the benefit of any assignee or transferee of the Loans pursuant to Section 9.1(a), and in the event of such transfer or assignment, the rights and privileges herein conferred upon the Lenders shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions hereof. In determining whether the holders of a sufficient aggregate principal amount of the Loans shall have consented to any action under this Agreement, any amount of the Loans owned or held by the Borrower, the Guarantor or any of their respective Affiliates shall be disregarded. The Borrower's rights or any interest therein hereunder may not be assigned without the prior express written consent of each of the Lenders.

      9.15  Counterparts; Effectiveness. This Agreement and any amendments,
            ---------------------------
waivers, consents or supplements may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument. This Agreement shall become effective upon the execution of a counterpart hereof by each of the parties hereto and delivery thereof, in the case of the Lenders, written facsimile notice or telephonic notification (confirmed in writing) of such execution and delivery. Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.

      9.16  Consent to Jurisdiction; Venue; Waiver of Jury Trial.
            ----------------------------------------------------

            (a) Any legal action or proceeding with respect to this Agreement or any of the other Loan Documents may be brought in the courts of the State of New York or of the United States for the Southern District of New York, and, by execution and delivery of this Agreement, each of the parties to this Agreement hereby irrevocably accepts for itself and in respect of its respective property, generally and unconditionally, the jurisdiction of the aforesaid courts. Each of the parties to this Agreement hereby further irrevocably waives any claim that any such courts lack jurisdiction over itself, and agrees not to plead or claim, in any legal action or proceeding with respect to this Agreement or any of the other Loan Documents brought in any of the aforesaid courts, that any such court lacks jurisdiction over such party. Each of the parties to this Agreement irrevocably consents to the service of process in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to such party, at its respective address for notices pursuant to
Section 9.8, such service to become effective 30 days after such mailing. To the extent permitted by Law, each of the parties to this Agreement hereby irrevocably waives any objection to such service of process and further irrevocably waives and agrees not to plead or claim in any action or proceeding commenced hereunder or under any other Loan Document that service of process was in any way invalid or ineffective. Nothing herein shall affect the right of any party to this Agreement to serve process in any other manner permitted by Law or to commence legal proceedings or otherwise proceed against any party in any other jurisdiction.

            (b) Each of the parties to this Agreement hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Agreement or any of the other Loan Documents brought in the courts referred to in clause (a) above and hereby further irrevocably waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum.

            (c) Each of the parties to this Agreement hereby irrevocably waives all right to a trial by jury in any action, proceeding or counterclaim arising of or relating to this Agreement, any of the other Loan Documents or the out transactions contemplated hereby or thereby.

   9.17     Payments Pro Rata.
            -----------------

            Each of the Lenders agrees that, if it should receive any amount hereunder (whether by voluntary payment, by realization upon security, by the exercise of the right of setoff or banker's lien, by counterclaim or cross action, by the enforcement of any right under the Loan Documents, or otherwise) which is applicable to the payment of the principal of, or interest on, the Loans of a sum which with respect to the related sum or sums received by other Lenders is in a greater proportion than the total of such Obligations then owed and due to such Lender bears to the total of such Obligations then owed and due to all of the Lenders immediately prior to such receipt, then such Lender receiving such excess payment shall purchase for cash without recourse or warranty from the other Lenders an interest in the Obligations of the Borrower to such Lenders in such amount as shall result in a proportional participation by all of the Lenders in such amount; provided that, if all or any portion of such excess amount is thereafter recovered from such Lender, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest.

   9.18     Taxes.
            -----

            (a) Any and all payments by the Borrower hereunder or under any of the other Loan Documents shall be made free and clear of and without deduction or withholding for or on account of any and all present or future Taxes, unless such deduction or withholding is required by Law or the administration thereof and excluding in the case of each Lender, Taxes imposed on such Lender's net income and franchise taxes imposed on such Lender by the jurisdiction under the Laws of which such Person is organized or any political subdivision thereof (all such nonexcluded Taxes hereinafter referred to as "Covered Taxes"). If the Borrower shall be required by Law or the administration thereof to deduct or withhold any Covered Taxes from or in respect of any sum payable hereunder or under any other Loan Document, (1) the sum payable shall be increased as may be necessary so that after making all required deductions or withholdings (including deductions or withholdings applicable to additional amounts paid under this paragraph), the Lender receives an amount equal to the sum it would have received if no such deduction or withholding had been made; (2) the Borrower shall make such deductions or withholdings; and (3) the Borrower forthwith shall pay the full amount deducted or withheld to the relevant authority in accordance with applicable Law.

            (b) The Borrower agrees to pay forthwith any present or future stamp, duty or documentary taxes or any other excise or property taxes, charges or similar levies (all such taxes, charges and levies hereinafter referred to as "Other Taxes") imposed by any jurisdiction (or any political subdivision or taxing authority thereof or therein) which arise from any payment made by the Borrower hereunder or under any other Loan Document or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or any other Loan Document.

            (c) The Borrower agrees to indemnify each of the Lenders for the full amount of Covered Taxes or Other Taxes not deducted or withheld and paid by the Borrower in accordance with Section 9.18(a) and (b) to the relevant authority and any Taxes other than Covered Taxes or Other Taxes imposed by any jurisdiction on amounts payable by the Borrower under this Section 9.18 paid by the Lender and any liability (including penalties, interest, additions to tax and expenses) arising therefrom or with respect thereto, whether or not any such Taxes or Other Taxes were correctly or legally asserted. Payment under this indemnification shall be made within 30 days from the date such Lender makes written demand therefor. A certificate as to the amount of such Taxes or Other Taxes and evidence of payment thereof submitted to the Borrower shall be prima facie evidence, absent manifest error, of the amount due from the Borrower to such Lender.

            (d) The Borrower shall promptly furnish to each of the Lenders the original or a certified copy of a receipt evidencing any payment of Taxes or Other Taxes made by the Borrower.

            (e) The provisions of this Section 9.18 shall survive the termination of the Agreement and repayment of all Obligations.

   9.19     Waiver of Stay, Extension or Usury Laws. The Borrower covenants (to
            ---------------------------------------
the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other Law that would prohibit or forgive the Borrower from paying all or any portion of the principal of or interest on the Loans as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Agreement; and (to the extent that it may lawfully do so) the Borrower hereby expressly waives all benefit or advantage of any such Law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Lenders, but will suffer and permit the execution of every such power as though no such Law had been enacted.

      9.20   Requirements of Law. In the event that any change in Law occurring
             -------------------
after the date that any lender becomes a Lender party to this Agreement with respect to such Lender shall, in the opinion of such Lender, require that any Commitments of such Lender be treated as assets or otherwise be included for purposes of calculating the appropriate amount of capital to be maintained by such Lender or any corporation controlling such Lender, and such change in Law shall have the effect of reducing the rate of return on such Lender's or such corporation's capital, as the case may be, as a consequence of such Lender's obligations hereunder to a level below that which such Lender or such corporation, as the case may be, could have achieved but for such change in Law (taking into account such Lender's or such corporation's policies, as the case may be, with respect to capital adequacy) by an amount deemed by such Lender to be material, then from time to time following notice by such Lender to the Borrower of such change in Law, within fifteen (15) days after demand by such Lender, the Borrower shall pay to such Lender, on a joint and several basis, such additional amount or amounts as will compensate such Lender or such corporation, as the case may be, for such reduction.

      9.21   Confidentiality. Each Lender shall hold all non-public information
             ---------------
obtained pursuant to the requirements of or in connection with this Agreement which has been identified as confidential by the Borrower in accordance with such Lender's customary procedures for handling confidential information of this nature and in accordance with safe and sound banking practices, it being understood and agreed by the Borrower that (a) in any event a Lender may make disclosures reasonably required by any Eligible Assignee, transferee or participant in connection with the contemplated assignment or transfer by such Lender of any Loans or any participation therein or as required or requested by any governmental agency or representative thereof or pursuant to legal process; provided that unless specifically prohibited by applicable Law or court order, each Lender shall notify the Borrower of any request by any governmental agency or representative thereof (other than any such request in connection with any examination of the financial condition of such Lender by such governmental agency) for disclosure of any such non-public information prior to disclosure of such information, (b) a Lender may share with any of its Affiliates, and such Affiliates may share with any Lender, any information related to the Borrower or its Affiliates (including information relating to creditworthiness) and (c) a Lender may make disclosures in connection with the enforcement hereof or any litigation relating hereto or to any other Loan Document; and provided, further, that in no event shall any Lender be obligated or required to return any materials furnished by the Borrower or any of its Affiliates.

      9.22   Register. The Borrower hereby designates the Lenders to serve as
             -------
the Borrower's agent, solely for purposes of this Section 9.22, to maintain a register (the "Register") on which it will record the Loans made by each of the Lenders and each repayment in respect of the principal amount of the Loans of each Lender. Failure to make any such recordation, or any error in such recordation shall not affect the Borrower's obligations in respect of such Loans. With respect to any Lender, the transfer of the Commitments of such Lender and the rights to the principal of, and interest on, any Loans made pursuant to such Commitments shall not be effective until such transfer is recorded on the Register maintained by the Lenders with respect to ownership of such Commitments and Loans and prior to such recordation all amounts owing to the transferor with respect to such Commitments and Loans shall remain owing to the transferor. The registration of assignment or transfer of all or part of any Commitments and Loans shall be recorded by the Lenders on the Register only upon the receipt by the Lenders of a properly executed and delivered assignment and assumption agreement pursuant to Section 9.1(a). Coincident with the delivery of such an assignment and assumption agreement to the Lenders for acceptance and registration of assignment or transfer of all or part of a Loan, or as soon thereafter as practicable, the assigning or transferor Lender shall surrender the Notes evidencing such Loan, and thereupon one or more new Notes of the same type and in the same aggregate principal amount shall be issued to the assigning or transferor Lender and/or the new Lender.

         WITNESS the due execution hereof by the respective duly authorized officers of the undersigned as of the date first written above.

                                    BORROWER:

                                    THCR Management Services, LLC

                                    By: THCR Ventures, Inc.



                                    /s/ Robert M. Pickus
                                    ------------------------------------
                                    Robert M. Pickus
                                    Executive Vice President

                                    Notice Address for the Borrower:
                                    Huron Avenue and Brigantine Blvd.
                                    Atlantic City, New Jersey 08401

                                      LENDERS:


                                      TCW Leveraged Income Trust, L.P.

                                      By: TCW Advisers (Bermuda), Ltd.
                                            as its General Partner

                                      By: /s/ Darryl L. Schall
                                         ------------------------------------
                                      Name:  Darryl L. Schall
                                      Title: Managing Director

                                      By: TCW Investment Management Company
                                            as Investment Adviser

                                      By: /s/ John C. Rocchio
                                         ------------------------------------
                                      Name:  John C. Rocchio
                                      Title: Managing Director

                                      Tranche A Commitment:  $3,003,000
                                             ---              ---------
                                      Tranche   Commitment:  $
                                             ---              ---------

                                      Notice Address:

                                      Trust Company of the West
                                      865 South Figueroa Street, 18th Floor
                                      Los Angeles, California 90017
                                      Attention: Jaime Archibeque

                                          TCW Leveraged Income Trust II, L.P.

                                          By: TCW (LINC II), L.P.
                                                as its General Partner

                                          By: TCW Advisers (Bermuda), Ltd.
                                                its General Partner

                                          By: /s/ Darryl L. Schall
                                             ---------------------------------
                                          Name:  Darryl L. Schall
                                          Title: Managing Director

                                          By: TCW Investment Management Company
                                                as Investment Adviser


                                          By: /s/ John C. Rocchio
                                             ---------------------------------
                                          Name:  John C. Rocchio
                                          Title: Managing Director

                                          Tranche A Commitment:  $4,994,000
                                                 ---              ------------
                                          Tranche   Commitment:  $
                                                 ---              ------------

                                          Notice Address:

                                          Trust Company of the West
                                          865 South Figueroa Street, 18th Floor
                                          Los Angeles, California 90017
                                          Attention: Jaime Archibeque

                                TCW Leveraged Income Trust IV, L.P.

                                By: TCW Asset Management Company
                                      As its Investment Advisor


                                By:    /s/ Darryl L. Schall
                                    --------------------------------
                                Name:      Darryl L. Schall
                                Title:     Managing Director

                                AND

                                By: TCW Asset Management Company
                                      As its Managing Member of
                                      TCW (LINC IV) L.L.C., the General Partner


                                By:     /s/ John C. Rocchio
                                    --------------------------------
                                Name:       John C. Rocchio
                                Title:      Managing Director

                                Tranche A Commitment:  $3,003,000
                                Tranche __ Commitment:  $__________

                                Notice Address:


                                Trust Company of the West
                                865 South Figueroa Street, 18th Floor
                                Los Angeles, California 90017
                                Attention: Jaime Archibeque